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As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCH CAPITAL GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)
Wessex House 45 Reid Street Hamilton HM 12 Bermuda (441) 278-9250 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)	National Registered Agents, Inc. 440 9th Avenue, 5th Floor New York, NY 10001 (800) 767-1553 (Name, address, including zip code, and telephone number, including area code, of agent for service)

ARCH CAPITAL GROUP (U.S.) INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1424716 (I.R.S. Employer Identification Number)

Arch Capital Group (U.S.) Inc.
One Liberty Plaza, 53rd Floor
New York, NY 10006
tel: (212) 651-6500
(Address, including zip code, and telephone number, including
area code, of registrant's principal executive office)	CT Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 tel: (302) 658-7581 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Louis T. Petrillo, Esq. President and General Counsel Arch Capital Services Inc. 360 Hamilton Avenue Suite 600 White Plains, New York 10601-2908 tel: (914) 872-3600	Michael A. Becker, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 tel: (212) 701-3000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered/ Proposed Maximum Offering Price Per Security/ Proposed Maximum Offering Price/ Amount of Registration Fee

Arch Capital Group Ltd. Common shares, par value U.S. $0.01 per common share(2)	(1)

Arch Capital Group Ltd. Preference shares, par value U.S. $0.01 per preference share(3)	(1)

Arch Capital Group Ltd. Unsecured debt securities(4)	(1)

Arch Capital Group Ltd. Depositary shares(5)	(1)

Arch Capital Group Ltd. Warrants to purchase common shares	(1)

Arch Capital Group Ltd. Warrants to purchase preference shares	(1)

Arch Capital Group Ltd. Warrants to purchase debt securities	(1)

Arch Capital Group Ltd. Share purchase contracts	(1)

Arch Capital Group Ltd. Share purchase units(6)	(1)

Arch Capital Group (U.S.) Inc. Senior debt securities	(1)

Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. senior debt securities(7)	(1)

Units consisting of two or more of the above	(1)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Securities registered by this registration statement may be offered and sold separately or together with other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $25,340.00 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-117099, initially filed with the SEC on July 2, 2004, and that were not sold thereunder.

(2)
Includes an indeterminate number of Arch Capital Group Ltd. common shares and Arch Capital Group Ltd. common share purchase rights into which certain series of Arch Capital Group Ltd. debt securities and Arch Capital Group Ltd. preference shares may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. common share warrants may be exercised. Also includes an indeterminate number of Arch Capital Group Ltd. common shares that may be sold by selling shareholders from time to time.

(3)
Includes an indeterminate number of Arch Capital Group Ltd. preference shares into which certain series of Arch Capital Group Ltd. debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. debt warrants may be exercised.

(4)
Includes an indeterminate number of Arch Capital Group Ltd. debt securities for which certain Arch Capital Group Ltd. preference shares may be exchanged and for which no separate consideration will be received.

(5)
To be represented by depositary receipts representing an interest in one or more or a specified fraction of an Arch Capital Group Ltd. common share(s) or Arch Capital Group Ltd. preference share(s).

(6)
Each Arch Capital Group Ltd. share purchase unit consists of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holder or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in either Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group (U.S.) Inc. senior debt securities, Arch Capital Group Ltd. preference shares or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units. No separate consideration will be received for the Arch Capital Group Ltd. share purchase contracts or the related beneficial interests.

(7)
No separate consideration will be received for the guarantees.

PROSPECTUS

         ARCH CAPITAL GROUP LTD.

        Common Shares, Preference Shares, Unsecured Debt Securities, Depositary Shares, Warrants to Purchase Common Shares, Preference Shares or Debt Securities, Share Purchase Contracts and Share Purchase Units

ARCH CAPITAL GROUP (U.S.) INC.

        Senior Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

        The following are types of securities that may be offered and sold from time to time under this prospectus:

  •
  Arch Capital Group Ltd. common shares

  •
  Arch Capital Group Ltd. preference shares

  •
  Arch Capital Group Ltd. unsecured debt securities

  •
  Arch Capital Group Ltd. depositary shares representing preference shares or common shares

  •
  Arch Capital Group Ltd. warrants to purchase common shares, preference shares or debt securities

  •
  Arch Capital Group Ltd. share purchase contracts and share purchase units

  •
  Arch Capital Group (U.S.) Inc. senior debt securities

        In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Arch Capital Group Ltd. common shares.

        A prospectus supplement, which must accompany this prospectus, will describe the securities Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the applicable selling shareholder are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

•	Aggregate principal amount	•	Sinking fund terms
•	Issue price	•	Ranking
•	Denomination	•	Redemption terms
•	Currency or composite currency	•	Conversion terms
•	Maturity	•	Listing on a securities exchange
•	Interest rate	•	Amount payable at maturity
•	Dividend rate	•	Liquidation preference

        The prospectus supplement may also supplement or update information contained in this prospectus; provided, that such information does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Arch Capital Group Ltd. common shares are traded on the Nasdaq National Market under the symbol "ACGL." The closing price of Arch Capital Group Ltd. common shares was $59.17 per share on June 26, 2006.

        INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

        June 28, 2006

        We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

i

ARCH CAPITAL GROUP LTD.

        Arch Capital Group Ltd. ("ACGL" or "Arch Capital" and, together with its subsidiaries, the "Company", "we," or "us") is a Bermuda public limited liability company with approximately $3.05 billion in capital at March 31, 2006 and, through operations in Bermuda, the Untied States, Europe and Canada, writes insurance and reinsurance on a worldwide basis. While we are positioned to provide a full range of property and casualty insurance and reinsurance lines, we focus on writing specialty lines of insurance and reinsurance.

        Arch Capital's principal executive office is located at Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda (telephone number: (441) 278-9250). Additional information about Arch Capital may be found over the Internet at our website at http://www.archcapgroup.bm. The information on our website is not a part of this prospectus and is not incorporated by reference herein.

        You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

ARCH CAPITAL GROUP (U.S.) INC.

        Arch Capital Group (U.S.) Inc. is a Delaware corporation. Arch US is a wholly owned subsidiary of Arch Capital. Arch US is a holding company for the U.S.-based insurance and reinsurance operations of Arch Capital. Its principal executive office is located at One Liberty Plaza, 53rd Floor, New York, NY 10006 (telephone number: (212) 651-6500).

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks involved. Accordingly, you should carefully consider these risk factors, as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements," the information contained in or incorporated by reference into this prospectus and information contained in or incorporated by reference into any prospectus supplements relating to specific offerings of securities.

Risks Relating to Our Industry

We operate in a highly competitive environment, and we may not be able to compete successfully in our industry.

        The insurance and reinsurance industry is highly competitive. We compete with major U.S. and non-U.S. insurers and reinsurers, many of which have greater financial, marketing and management resources than we do, as well as other potential providers of capital willing to assume insurance and/or reinsurance risk. We also compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In our insurance business, we compete with insurers that provide specialty property and casualty lines of insurance, including ACE Limited, Allied World Assurance Company, Ltd., American International Group, Inc., AXIS Capital Holdings Limited, Berkshire Hathaway, Inc., Chubb Corporation, Endurance Specialty Holdings Ltd., The Hartford Financial Services Group, Inc., HCC Insurance Holdings, Inc., Lloyd's of London, The St. Paul Travelers Companies, W.R. Berkley Corp., XL Capital Ltd. and Zurich Insurance Group. In our reinsurance business, we compete with reinsurers that provide property and casualty lines of reinsurance, including ACE Limited, AXIS Capital Holdings Limited, Endurance Specialty Holdings Ltd., Everest Re Group Ltd., General Reinsurance Corporation, Hannover Rückversicherung AG, Lloyd's of London, Montpelier Re Holdings Ltd., Munich Re Group, PartnerRe Ltd., Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd., Swiss Reinsurance Company, Transatlantic Holdings, Inc. and XL Capital Ltd. We do not believe that we have a significant market share in any of our markets.

        Trends toward consolidation in the insurance industry could also lead to pricing pressure and lower margins for insurers and reinsurers. In addition, the impact of weather-related catastrophic events in the second half of 2005 has led to several newly formed offshore entities which have entered the insurance and reinsurance markets. Several publicly traded insurance and reinsurance companies have also raised additional capital to meet perceived demand in the current environment. Financial institutions and other capital markets participants also offer alternative products and services similar to our own or alternative products that compete with insurance and reinsurance products. In addition, we may not be aware of other companies that may be planning to enter the segments of the insurance and reinsurance market in which we operate.

        Our competitive position is based on many factors, including our perceived overall financial strength, ratings assigned by independent rating agencies, geographic scope of business, client relationships, premiums charged, contract terms and conditions, products and services offered (including the ability to design customized programs), speed of claims payment, reputation, experience and qualifications of employees and local presence. We may not be successful in competing with others on any of these bases, and the intensity of competition in our industry may erode profitability and result in less favorable policy terms and conditions for insurance and reinsurance companies generally, including us.

The insurance and reinsurance industry is highly cyclical, and we expect to continue to experience periods characterized by excess underwriting capacity and unfavorable premium rates.

        Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of capacity, general economic conditions, changes in legislation, case law and prevailing concepts of liability and other factors. In particular, demand for reinsurance is influenced significantly by the underwriting results of primary insurers and prevailing general economic conditions. The supply of insurance and reinsurance is related to prevailing prices and levels of surplus capacity that, in turn, may fluctuate in response to changes in rates of return being realized in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels and changes in terms and conditions.

We could face unanticipated losses from war, terrorism and political unrest, and these or other unanticipated losses could have a material adverse effect on our financial condition and results of operations.

        Although we believe that we do not have exposure to the events of September 11, 2001 because we did not have insurance in-force at that time with respect to exposure to such events, we now have substantial exposure to unexpected, large losses resulting from future man-made catastrophic events, such as acts of war, acts of terrorism and political instability. These risks are inherently unpredictable, although recent events may lead to increased frequency and severity of losses. It is difficult to predict the timing of such events with statistical certainty or estimate the amount of loss any given occurrence will generate. In certain instances, we specifically insure and reinsure risks resulting from acts of terrorism. Even in cases where we attempt to exclude losses from terrorism and certain other similar risks from some coverages written by us, we may not be successful in doing so. Moreover, irrespective of the clarity and inclusiveness of policy language, there can be no assurance that a court or arbitration panel will limit enforceability of policy language or otherwise issue a ruling adverse to us. Accordingly, while we believe our reinsurance programs, together with the coverage provided under the Terrorism Risk Insurance Act of 2002, as amended under the Terrorism Risk Insurance Extension Act of 2005 ("TRIA"), are sufficient to reasonably limit our net losses relating to potential future terrorist attacks, we can offer no assurance that our reserves will be adequate to cover losses when they materialize. To the extent that an act of terrorism is certified by the Secretary of the Treasury, our U.S. insurance operations may be covered under TRIA for up to 90% of its losses for 2005 and 2006 and up to 85% of its losses for 2007, in each case subject to certain mandatory deductibles. See "Our Company—Regulation—U.S. Insurance Regulation" contained in our Annual Report on Form 10-K for the year ended December 31, 2005 incorporated herein by reference. It is not possible to eliminate completely our exposure to unforecasted or unpredictable events, and to the extent that losses from such risks occur, our financial condition and results of operations could be materially adversely affected.

Claims for catastrophic events could cause large losses and substantial volatility in our results of operations, and, as a result, the value of our securities, including our common shares and preferred shares, may fluctuate widely.

        We have large aggregate exposures to natural disasters. Catastrophes can be caused by various events, including hurricanes, floods, windstorms, earthquakes, hailstorms, tornados, explosions, severe winter weather, fires and other natural disasters. Catastrophes can also cause losses in non-property business such as workers' compensation or general liability. In addition to the nature of the property business, we believe that economic and geographic trends affecting insured property, including inflation, property value appreciation and geographic concentration tend to generally increase the size of losses from catastrophic events over time. Our previously disclosed estimates relating to Hurricanes Katrina, Rita and Wilma and other catastrophic events that occurred in the second half of 2005 are based on currently available information derived from modeling techniques, industry assessments of exposure, preliminary claims information obtained from our clients and brokers to date and a review of our in-force contracts. Our actual losses from these events, as well as any additional catastrophic events which may occur, may vary materially from our estimates due to the inherent uncertainties in making such determinations resulting from several factors, including the preliminary nature of the available information, the potential inaccuracies and inadequacies in the data provided by clients and brokers, the modeling techniques and the application of such techniques, the contingent nature of business interruption exposures, the effects of any resultant demand surge on claims activity and attendant coverage issues. In addition, actual losses may increase if our reinsurers fail to meet their obligations to us or the reinsurance protections purchased by us are exhausted or are otherwise unavailable.

        The weather-related catastrophic events that occurred in the second half of 2005 have resulted in a substantial improvement in current market conditions in property and certain marine lines of business. In order to take advantage of these current opportunities, we are seeking to increase our writings in the property and marine lines of business and, as a result, these lines may represent a larger proportion of our overall book of business in future periods.

        In addition, over the past several years, changing weather patterns and climatic conditions, such as global warming, have added to the unpredictability and frequency of natural disasters in certain parts of the world and created additional uncertainty as to future trends and exposures. Furthermore, some experts have attributed the recent high incidence of hurricanes in the Gulf of Mexico and the Caribbean to a permanent change in weather patterns resulting from rising surface ocean temperature in the region (the "warm ocean" theory). Therefore, claims for catastrophic events could expose us to large losses and cause substantial volatility in our results of operations, which could cause the value of our securities, including our common shares and preferred shares, to fluctuate widely.

Underwriting claims and reserving for losses are based on probabilities and related modeling, which are subject to inherent uncertainties.

        Our success is dependent upon our ability to assess accurately the risks associated with the businesses that we insure and reinsure. We establish reserves for losses and loss adjustment expenses which represent estimates involving actuarial and statistical projections, at a given point in time, of our expectations of the ultimate settlement and administration costs of losses incurred. We utilize actuarial models as well as available historical insurance industry loss ratio experience and loss development patterns to assist in the establishment of loss reserves. Actual losses and loss adjustment expenses paid will deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

        If our loss reserves are determined to be inadequate, we will be required to increase loss reserves at the time of such determination with a corresponding reduction in our net income in the period in which the deficiency becomes known. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations, in a particular period, or our financial condition in general. As a compounding factor, although most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is such that losses can exceed policy limits for a variety of reasons and could significantly exceed the premiums received on the underlying policies, thereby further adversely affecting our financial condition.

        As of March 31, 2006, our reserves for unpaid losses and loss adjustment expenses, net of unpaid losses and loss adjustment expenses recoverable, were approximately $4.32 billion. Such reserves were established in accordance with applicable insurance laws and generally accepted accounting principles ("GAAP"). Although we believe we have applied a conservative reserving philosophy for both our insurance and reinsurance operations, loss reserves are inherently subject to uncertainty. In establishing the reserves for losses and loss adjustment expenses, we have made various assumptions relating to the pricing of our reinsurance contracts and insurance policies and have also considered available historical industry experience and current industry conditions. Any estimates and assumptions made as part of the reserving process could prove to be inaccurate due to several factors, including the fact that limited historical information has been reported to us through March 31, 2006. See Development of GAAP

Reserves table included under "Business—Reserves" contained in our Annual Report on Form 10-K for the year ended December 31, 2005 incorporated herein by reference.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or results of operations.

        We seek to limit our loss exposure by writing a number of our reinsurance contracts on an excess of loss basis, adhering to maximum limitations on reinsurance written in defined geographical zones, limiting program size for each client and prudent underwriting of each program written. In the case of proportional treaties, we may seek per occurrence limitations or loss ratio caps to limit the impact of losses from any one or series of events. In our insurance operations, we seek to limit our exposure through the purchase of reinsurance. We cannot be certain that any of these loss limitation methods will be effective. We also seek to limit our loss exposure by geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone's limits. There can be no assurance that various provisions of our policies, such as limitations or exclusions from coverage or choice of forum, will be enforceable in the manner we intend. Disputes relating to coverage and choice of legal forum may also arise. Underwriting is inherently a matter of judgment, involving important assumptions about matters that are inherently unpredictable and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. One or more catastrophic or other events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our financial condition or our results of operations, possibly to the extent of eliminating our shareholders' equity.

        For our natural catastrophe exposed business, we seek to limit the amount of exposure we will assume from any one insured or reinsured and the amount of the exposure to catastrophe losses in any geographic zone. We monitor our exposure to catastrophic events, including earthquake and wind and periodically reevaluate the estimated probable maximum pre-tax loss for such exposures. Our estimated probable maximum pre-tax loss is determined through the use of modeling techniques, but such estimate does not represent our total potential loss for such exposures. We seek to limit the probable maximum pre-tax loss to a specific level for severe catastrophic events. Currently, we generally seek to limit the probable maximum pre-tax loss to approximately 25% of total shareholders' equity for a severe catastrophic event in any geographic zone that could be expected to occur once in every 250 years, although we reserve the right to change this threshold at any time. There can be no assurances that we will not suffer pre-tax losses greater than 25% of our total shareholders' equity from one or more catastrophic events due to several factors, including the inherent uncertainties in estimating the frequency and severity of such events and the margin of error in making such determinations resulting from potential inaccuracies and inadequacies in the data provided by clients and brokers, the modeling techniques and the application of such techniques or as a result of a decision to change the percentage of shareholders' equity exposed to a single catastrophic event. In addition, depending on business opportunities and the mix of business that may comprise our insurance and reinsurance portfolio, we may seek to adjust our self-imposed limitations on probable maximum pre-tax loss for catastrophe exposed business.

The risk associated with reinsurance underwriting could adversely affect us, and while reinsurance and retrocessional coverage will be used to limit our exposure to risks, the availability of such arrangements may be limited, and counterparty credit and other risks associated with our reinsurance arrangements may result in losses which could adversely affect our financial condition and results of operations.

        Like other reinsurers, our reinsurance group does not separately evaluate each of the individual risks assumed under reinsurance treaties. Therefore, we are largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

        For the purposes of managing risk, we use reinsurance and also may use retrocessional arrangements. In the normal course of business, our insurance subsidiaries cede a substantial portion of their premiums through pro rata, excess of loss and facultative reinsurance agreements. Our reinsurance subsidiaries purchase a limited amount of retrocessional coverage as part of their aggregate risk management program. In addition, our reinsurance subsidiaries participate in "common account" retrocessional arrangements for certain pro rata treaties. Such arrangements reduce the effect of individual or aggregate losses to all companies participating on such treaties, including the reinsurers, such as our reinsurance subsidiaries, and the ceding company. For the three months ended March 31, 2006, ceded premiums written represented approximately 25.2% of gross premiums written, compared to 21.8%, 18.8% and 15.1%, respectively, for the years ended December 31, 2005, 2004 and 2003.

        The availability and cost of reinsurance and retrocessional protection is subject to market conditions, which are beyond our control. Although we believe that our insurance subsidiaries have been successful in obtaining reinsurance protection since the commencement of our underwriting initiative in October 2001, it is not certain that we will be able to continue to obtain adequate protection at cost effective levels. As a result of such market conditions and other factors, we may not be able successfully to mitigate risk through reinsurance and retrocessional arrangements.

        Further, we are subject to credit risk with respect to our reinsurance and retrocessions because the ceding of risk to reinsurers and retrocessionaires does not relieve us of our liability to the clients or companies we insure or reinsure. Our losses for a given event or occurrence may increase if our reinsurers or retrocessionaires fail to meet their obligations to us or the reinsurance or retrocessional protections purchased by us are exhausted or are otherwise unavailable for any reason. Our failure to establish adequate reinsurance or retrocessional arrangements or the failure of our existing reinsurance or retrocessional arrangements to protect us from overly concentrated risk exposure could adversely affect our financial condition and results of operations. We monitor the financial condition of our reinsurers and attempt to place coverages only with carriers we view as substantial and financially sound. At March 31, 2006, approximately 94.0% of our reinsurance recoverables on paid and unpaid losses of $1.51 billion (not including prepaid reinsurance premiums) were due from carriers which had an A.M. Best Company rating of "A-" or better. No reinsurance recoverables from any one carrier exceeded 5.6% of our total shareholders' equity at March 31, 2006. In connection with our acquisition of Arch Specialty in February 2002, the seller, Sentry Insurance a Mutual Company ("Sentry"), agreed to reinsure and guarantee all liabilities arising out of Arch Specialty's business prior to the closing of the acquisition. In addition to the guarantee provided by Sentry, substantially all of the recoverable from Sentry is still subject to the original reinsurance agreements inuring to Arch Specialty and, to the extent Sentry fails to comply with its payment obligations to us, we may obtain reimbursement from the third party reinsures under such agreements.

Our reliance on brokers subjects us to their credit risk.

        In accordance with industry practice, we generally pay amounts owed on claims under our insurance and reinsurance contracts to brokers, and these brokers, in turn, pay these amounts to the clients that have purchased insurance or reinsurance from us. In some jurisdictions, if a broker fails to make such payment, we may remain liable to the insured or ceding insurer for the deficiency. Likewise, in certain jurisdictions, when the insured or ceding company pays premium for these contracts to brokers for payment to us, these premiums are considered to have been paid and the insured or ceding company will no longer be liable to us for those amounts, whether or not we have actually received the premiums from the broker. Consequently, we assume a degree of credit risk associated with our brokers. To date, we have not experienced any losses related to this credit risk.

We cannot predict the effect that the investigation currently being conducted by the New York Attorney General and others will have on the industry or our business, and the effects of emerging claims and coverage issues and certain proposed legislation are uncertain.

        The New York Attorney General and others are investigating allegations relating to contingent commission payments, bid-rigging and other practices in the insurance industry. We cannot predict the effect that these investigations, and any changes in insurance practice, including future legislation or regulations that may become applicable to us, will have on the insurance industry, the regulatory framework or our business. See "—Our reliance on brokers subjects us to their credit risk." See also "Management's Discussion and Analysis of Financial Condition and Results of Operations—General—Overview" contained in our Annual Report on Form 10-K for the year ended December 31, 2005 incorporated herein by reference and contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 incorporated herein by reference and "Our Company—Regulation—U.S. Insurance Regulation—General" contained in our Annual Report on Form 10-K for the year ended December 31, 2005 incorporated herein by reference.

        The effects of emerging claims and coverage issues are uncertain. The insurance industry is also affected by political, judicial and legal developments which have in the past resulted in new or expanded theories of liability. These or other changes could impose new financial obligations on us by extending coverage beyond our underwriting intent or otherwise require us to make unplanned modifications to the products and services that we provide, or cause the delay or cancellation of products and services that we provide. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued. The effects of unforeseen developments or substantial government intervention could adversely impact our ability to achieve our goals.

        In addition, we engage in intercompany reinsurance arrangements between our U.S. operations and our Bermuda reinsurance operations. Some U.S. insurance companies have been lobbying Congress to pass legislation intended to eliminate certain perceived tax advantages of U.S. insurance companies with Bermuda affiliates, which result principally from reinsurance arrangements between or among U.S. insurance companies and their Bermuda affiliates.

Risks Relating to Our Company

Our success will depend on our ability to maintain and enhance effective operating procedures and internal controls.

        We continue to enhance our operating procedures and internal controls (including the timely and successful implementation of our information technology initiatives, which include the implementation of improved computerized systems and programs to replace and support manual systems, and including controls over financial reporting) to effectively support our business and our regulatory and reporting requirements. Our management does not expect that our disclosure controls or our internal controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. As a result of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons or by collusion of two or more people. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. As a result of the inherent limitations in a cost-effective control system, misstatement due to error or fraud may occur and not be detected. Accordingly, our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the disclosure controls and procedures are met.

A downgrade in our ratings or our inability to obtain a rating for our operating insurance and reinsurance subsidiaries may adversely affect our relationships with clients and brokers and negatively impact sales of our products.

        Financial strength and claims paying ratings from third party internationally recognized statistical rating organizations or agencies are instrumental in establishing the competitive positions of companies in our industry. Periodically, rating agencies evaluate us to confirm that we continue to meet their criteria for the ratings assigned to us by them. Although since the commencement of our underwriting initiative in October 2001 our ratings have not been downgraded, we can offer no assurances that our ratings will remain at their current levels. A ratings downgrade or the potential for such a downgrade, or failure to obtain a necessary rating, could adversely affect both our relationships with agents, brokers, wholesalers and other distributors of our existing products and services and new sales of our products and services. Any ratings downgrade or failure to obtain a necessary rating could adversely affect our ability to compete in our markets and have a material adverse impact on our financial condition and results of operations.

The loss of our key employees or our inability to retain them could negatively impact our business.

        Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key executive officers and to attract and retain additional qualified personnel in the future. The pool of talent from which we actively recruit is limited. Although, to date, we have not experienced difficulties in attracting and retaining key personnel, the inability to attract and retain qualified personnel when available and the loss of services of key personnel could have a material adverse effect on our financial condition and results of operations. In addition, our underwriting staff is critical to our success in the production of business. While we do not consider any of our key executive officers or underwriters to be irreplaceable, the loss of the services of our key executive officers or underwriters or the inability to hire and retain other highly qualified personnel in the future could delay or prevent us from fully implementing our business strategy which could affect our financial performance. We are not aware of any intentions of any of our key personnel that would cause them no longer to provide their professional services to us in the near future.

The preparation of our financial statements requires us to make many estimates and judgments, which are even more difficult than those made in a mature company since limited historical information has been reported to us through March 31, 2006.

        The preparation of consolidated financial statements requires us to make many estimates and judgments that affect the reported amounts of assets, liabilities (including reserves), revenues and expenses, and related disclosures of contingent liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies and litigation. We base our estimates on historical experience, where possible, and on various other assumptions that we believe to be reasonable under the circumstances, which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and judgments for a relatively new insurance and reinsurance company, like our company, are even more difficult to make than those made in a mature company since limited historical information has been reported to us through March 31, 2006. Instead, our current loss reserves are primarily based on estimates involving actuarial and statistical projections of our expectations of the ultimate settlement and administration costs of claims incurred but not yet reported. We utilize actuarial models as well as historical insurance industry loss development patterns to establish loss reserves. Accordingly, actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

The Warburg Pincus funds and the Hellman & Friedman funds together own approximately 43.7% of our voting shares, and these shareholders have the right to have directors on our board; their interests may materially differ from the interests of the holders of our other securities.

        The Warburg Pincus funds and the Hellman & Friedman funds own 31.0% and 12.7% of our outstanding voting shares, respectively, as of March 31, 2006. These shareholders are not subject to the voting limitation contained in our bye-laws. We have agreed (until 2011) not to declare any dividend or make any other distribution on our common shares, and not to repurchase any common shares, until we have repurchased from the Warburg Pincus funds and the Hellman & Friedman funds, pro rata, on the basis of the amount of these shareholders' investments in us at the time of such repurchase, common shares (which were issued pursuant to the conversion all of the outstanding preference shares in the 2005 fourth quarter) having an aggregate value of $250 million, at a per share price acceptable to these shareholders. No such shares have yet been repurchased.

        In addition, the Warburg Pincus funds and the Hellman & Friedman funds are entitled (until 2011) to nominate a prescribed number of directors based on the respective retained percentages of their equity securities purchased in November 2001. Currently, our board consists of eleven members, which includes three directors nominated by the Warburg Pincus funds and two directors nominated by the Hellman & Friedman funds. As long as the Warburg Pincus funds retain at least 75% of their original investment and the Hellman & Friedman funds retain at least 60% of their original investment, these shareholders will be entitled to nominate six and three directors, respectively. Together they have the right to nominate a majority of directors to our board.

        By reason of their ownership and the shareholders agreement between us and the Warburg Pincus funds and the Hellman & Friedman funds, the Warburg Pincus funds and the Hellman & Friedman funds, individually or together, are able to strongly influence or effectively control actions to be taken by us, or our shareholders. The interests of these shareholders may differ materially from the interests of the holders of our other securities, and these shareholders could take actions or make decisions that are not in the interests of the holders of our other securities generally.

The price of our common shares may be volatile.

        There has been significant volatility in the market for equity securities. During 2003 and 2004, the price of our common shares fluctuated from a low of $27.71 to a high of $40.01 and from a low of $35.02 to a high of $45.19, respectively. During 2005, the price of our common shares fluctuated from a low of $36.56 to a high of $57.65. During the first quarter of 2006, the price of our common shares fluctuated from a low of $52.00 to a high of $58.07. On June 26, 2006, our common shares closed at a price of $59.17. The price of our common shares may not remain at or exceed current levels. The following factors may have an adverse impact on the market price of our common stock:

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  actual or anticipated variations in our quarterly results of operations, including as a result of catastrophes;

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  changes in market valuation of companies in the insurance and reinsurance industry;

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  changes in expectations of future financial performance or changes in estimates of securities analysts;

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  fluctuations in stock market process and volumes;

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  issuances or sales of common shares or other securities in the future;

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  the addition or departure of key personnel; and

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  announcements by us or our competitors of acquisitions, investments or strategic alliances.

        Stock markets in the United States often experience price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as recession or interest rate or currency rate fluctuations, could adversely affect the market price of our stock.

Our business is dependent upon insurance and reinsurance brokers, and the loss of important broker relationships could materially adversely affect our ability to market our products and services.

        We market our insurance and reinsurance products primarily through brokers. We derive a significant portion of our business from a limited number of brokers. During 2005, approximately 19.2% and 13.3% of our gross premiums written were generated from or placed by Marsh & McLennan Companies and its subsidiaries and AON Corporation and its subsidiaries, respectively. No other broker and no one insured or reinsured accounted for more than 10% of gross premiums written for the year ended December 31, 2005. Some of our competitors have had longer term relationships with the brokers we use than we have, and the brokers may promote products offered by companies that may offer a larger variety of products than we do. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on us.

We could be materially adversely affected to the extent that managing general agents, general agents and other producers in our program business exceed their underwriting authorities or otherwise breach obligations owed to us.

        In program business conducted by our insurance group, following our underwriting, financial, claims and information technology due diligence reviews, we authorize managing general agents, general agents and other producers to write business on our behalf within underwriting authorities prescribed by us. Once a program incepts, we must rely on the underwriting controls of these agents to write business within the underwriting authorities provided by us. Although we monitor our programs on an ongoing basis, our monitoring efforts may not be adequate or our agents may exceed their underwriting authorities or otherwise breach obligations owed to us. We have experienced breaches by certain of our agents, all of which have been resolved favorably for us. To the extent that our agents exceed their authorities or otherwise breach obligations owed to us in the future, our financial condition and results of operations could be materially adversely affected.

Our investment performance may affect our financial results and ability to conduct business.

        Our operating results depend in part on the performance of our investment portfolio. A significant portion of our cash and invested assets consists of fixed maturities (80.9% as of March 31, 2006). Although our current investment guidelines and approach stress preservation of capital, market liquidity and diversification of risk, our investments are subject to market-wide risks and fluctuations. In addition, although we did not experience any significant defaults by issuers during 2005, we are subject to risks inherent in particular securities or types of securities, as well as sector concentrations. We may not be able to realize our investment objectives, which could reduce our net income significantly. In the event that we are unsuccessful in correlating our investment portfolio with our expected insurance and reinsurance liabilities, we may be forced to liquidate our investments at times and prices that are not optimal, which could have a material adverse effect on our financial results and ability to conduct our business.

We may be adversely affected by interest rate changes.

        Our operating results are affected, in part, by the performance of our investment portfolio. Our investment portfolio contains interest rate-sensitive-instruments, such as bonds, which may be adversely affected by changes in interest rates. Changes in interest rates could also have an adverse effect on our investment income and results of operations. For example, if interest rates increase, the value of our investment portfolio may decline.

        In addition, our investment portfolio includes mortgage-backed securities. As of March 31, 2006, mortgage-backed securities (excluding commercial mortgage backed securities) constituted approximately 5.6% of our cash and invested assets. As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates.

        Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we attempt to take measures to manage the risks of investing in a changing interest rate environment, we may not be able to mitigate interest rate sensitivity effectively. Despite our mitigation efforts, an increase in interest rates could have a material adverse effect on our book value.

We may require additional capital in the future, which may not be available or only available on unfavorable terms.

        We monitor our capital adequacy on a regular basis. The capital requirements of our business depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Our ability to underwrite is largely dependent upon the quality of our claims paying and financial strength ratings as evaluated by independent rating agencies. To the extent that our existing capital is insufficient to fund our future operating requirements and/or cover claim losses, we may need to raise additional funds through financings or limit our growth. Any equity or debt financing, if available at all, may be on terms that are unfavorable to us. In the case of equity financings, dilution to our shareholders could result, and, in any case, such securities may have rights, preferences and privileges that are senior to those of our outstanding securities. If we are not able to obtain adequate capital, our business, results of operations and financial condition could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Annual Report on Form 10-K for the year ended December 31, 2005 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each incorporated herein by reference.

We sold our prior reinsurance operations in May 2000 and may have liability to the purchaser and continuing liability from those reinsurance operations if the purchaser should fail to make payments on the reinsurance liabilities it assumed.

        On May 5, 2000, we sold our prior reinsurance operations to Folksamerica Reinsurance Company ("Folksamerica"). The Folksamerica transaction was structured as a transfer and assumption agreement (and not reinsurance), and, accordingly, the loss reserves (and any related reinsurance recoverables) relating to the transferred business are not included as assets or liabilities on our balance sheet. In addition, in connection with that asset sale, we made extensive representations and warranties about us and our reinsurance operations, some of which survived the closing of the asset sale. Breach of these representations and warranties could result in liability to us. In the event that Folksamerica refuses or is unable to make payment for reserved losses transferred to it by us in the May 2000 sale and the notice given to reinsureds is found not to be an effective release by such reinsureds, we would be liable for such claims. In June 2006, A.M. Best Company downgraded the financial strength rating of Folksamerica to A- (Excellent) from A (Excellent). Folksamerica reported policyholders' surplus of $1.07 billion at December 31, 2005.

We sold our non-standard automobile insurance operations and merchant banking operations in 2004 and may have liability to the purchasers.

        In 2004, we sold our non-standard automobile insurance operations and merchant banking operations to third party purchasers. In connection with such sales, we made representations and warranties about us and our transferred businesses, some of which survived the closing of such sales. Breach of these representations and warranties could result in liability to us.

Any future acquisitions may expose us to operational risks.

        We may in the future make strategic acquisitions, either of other companies or selected blocks of business. Any future acquisitions may expose us to operational challenges and risks, including:

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  integrating financial and operational reporting systems;

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  establishing satisfactory budgetary and other financial controls;

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  funding increased capital needs and overhead expenses;

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  obtaining management personnel required for expanded operations;

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  funding cash flow shortages that may occur if anticipated sales and revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties;

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  the value of assets acquired may be lower than expected or may diminish due to credit defaults or changes in interest rates and liabilities assumed may be greater than expected;

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  the assets and liabilities we may acquire may be subject to foreign currency exchange rate fluctuation; and

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  financial exposures in the event that the sellers of the entities we acquire are unable or unwilling to meet their indemnification, reinsurance and other obligations to us.

        Our failure to manage successfully these operational challenges and risks may impact our results of operations.

Some of the provisions of our bye-laws and our shareholders agreement may have the effect of hindering, delaying or preventing third party takeovers or changes in management initiated by shareholders. These provisions may also prevent our shareholders from receiving premium prices for their shares in an unsolicited takeover.

        Some provisions of our bye-laws could have the effect of discouraging unsolicited takeover bids from third parties or changes in management initiated by shareholders. These provisions may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors, since the board has the authority to overrule the operation of several of the limitations.

        Among other things, our bye-laws provide:

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  for a classified board of directors, in which the directors of the class elected at each annual general meeting holds office for a term of three years, with the term of each class expiring at successive annual general meetings of shareholders;

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  that the number of directors is determined by the board from time to time by a vote of the majority of our board;

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  that directors may only be removed for cause, and cause removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony or been found by a court to be liable for gross negligence or misconduct in the performance of his or her duties;

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  that our board has the right to fill vacancies, including vacancies created by an expansion of the board;

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  for limitations on shareholders' right to call special general meetings and to raise proposals or nominate directors at general meetings; and

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  that shareholders may act by written consent only if such consent is unanimous among all shareholders entitled to vote.

        Our bye-laws provide that certain provisions which may have anti-takeover effects may be repealed or altered only with prior board approval and upon the affirmative vote of holders of shares representing at least 65% of the total voting power of our shares entitled generally to vote at an election of directors.

        The bye-laws also contain a provision limiting the rights of any U.S. person (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code")), that owns shares of ACGL, directly, indirectly or constructively (within the meaning of section 958 of the Code), representing more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors. The votes conferred by such shares of such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors. Notwithstanding this provision, the board may make such final adjustments to the aggregate number of votes conferred by the shares of any U.S. person that the board considers fair and reasonable in all circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all shares of ACGL entitled to vote generally at an election of directors. ACGL will assume that all shareholders (other than the Warburg Pincus funds and the Hellman & Friedman funds) are U.S. persons unless we receive assurance satisfactory to us that they are not U.S. persons.

        Moreover, most states, including states in which our subsidiaries are domiciled, have laws and regulations that require regulatory approval of a change in control of an insurer or an insurer's holding company. Where such laws apply to us and our subsidiaries, there can be no effective change in our control unless the person seeking to acquire control has filed a statement with the regulators and has obtained prior approval for the proposed change from such regulators. The usual measure for a presumptive change in control pursuant to these laws is the acquisition of 10% or more of the voting power of the insurance company or its parent, although this presumption is rebuttable. Consequently, a person may not acquire 10% or more of our common shares without the prior approval of insurance regulators in the state in which our subsidiaries are domiciled.

        The bye-laws also provide that the affirmative vote of 80% of our outstanding shares (including a majority of the outstanding shares held by shareholders other than holders (and such holders' affiliates) of 10% or more ("10% holders") of the outstanding shares) shall be required (the "extraordinary vote") for the following corporate actions:

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  merger or consolidation of the Company into a 10% holder;

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  sale of any or all of our assets to a 10% holder;

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  the issuance of voting securities to a 10% holder; or

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  amendment of these provisions;

        provided, however, the extraordinary vote will not apply to any transaction approved by the board, so long as a majority of those board members voting in favor of the transaction were duly elected and acting members of the board prior to the time the 10% holder became a 10% holder.

        The provisions described above may have the effect of making more difficult or discouraging unsolicited takeover bids from third parties. To the extent that these effects occur, shareholders could be deprived of opportunities to realize takeover premiums for their shares and the market price of their shares could be depressed. In addition, these provisions could also result in the entrenchment of incumbent management.

Our operating insurance and reinsurance subsidiaries are subject to regulation in various jurisdictions, and material changes in the regulation of their operations could adversely affect our results of operations.

        Our insurance and reinsurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include trade and claim practices, accounting methods, premium rates, marketing practices, claims practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders. Moreover, insurance laws and regulations, among other things:

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  establish solvency requirements, including minimum reserves and capital and surplus requirements;

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  limit the amount of dividends, tax distributions, intercompany loans and other payments our insurance subsidiaries can make without prior regulatory approval;

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  impose restrictions on the amount and type of investments we may hold;

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  require assessments through guaranty funds to pay claims of insolvent insurance companies; and

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  require participation in state-assigned risk plans which may take the form of reinsuring a portion of a pool of policies or the direct issuance of policies to insureds.

        The National Association of Insurance Commissioners, which we call the NAIC, continuously examines existing laws and regulations in the United States. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

        Our Bermuda insurance and reinsurance subsidiary, Arch Re Bermuda, conducts its business from its offices in Bermuda and is not licensed or admitted to do business in any jurisdiction except Bermuda. We do not believe that Arch Re Bermuda is subject to the insurance laws of any state in the United States; however, recent scrutiny of the insurance and reinsurance industry in the U.S. and other countries could subject Arch Re Bermuda to additional regulation. Our U.S. reinsurance subsidiary, Arch Re U.S., and our U.S. insurance subsidiaries, Arch Insurance, Arch Specialty, Arch E&S and Western Diversified, write reinsurance and insurance in the United States. These subsidiaries are subject to extensive regulation under state statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. Such regulation generally is designed to protect policyholders rather than investors.

        Arch-Europe, our European subsidiary, conducts its business from its offices in London and Germany. Arch-Europe is licensed to write insurance in the U.K., as well as several other European Union countries, and is subject to insurance laws in the U.K. and, to a limited extent, the other European Union countries where it writes insurance. Arch-Europe also has branch licenses to underwrite insurance in Italy and Spain. In addition, the Canadian branch of Arch Insurance writes insurance in Canada and is subject to federal, as well as provincial and territorial, regulation in Canada.

        Our U.S., Bermuda and U.K. insurance and reinsurance subsidiaries and the Canadian branch of Arch Insurance are required to maintain minimum capital and surplus as mandated by their respective jurisdictions of incorporation and, in some cases, by the jurisdictions in which those subsidiaries write business. All of our subsidiaries are currently in compliance with these capital and surplus requirements.

        We periodically review our corporate structure in the United States so that we can optimally deploy our capital. Changes in that structure require regulatory approval. Delays or failure in obtaining any of these approvals could limit the amount of insurance that we can write in the United States.

        If ACGL or any of our subsidiaries were to become subject to the laws of a new jurisdiction in which such entity is not presently admitted, ACGL or such subsidiary may not be in compliance with the laws of the new jurisdiction. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial condition and results of operations.

ACGL is a holding company and is dependent on dividends and other payments from its operating subsidiaries, which are subject to dividend restrictions, to make payments, including the payment of debt service obligations and operating expenses we may incur and any payments of dividends, redemption amounts or liquidation amounts with respect to our preferred shares and common shares.

        ACGL is a holding company whose assets primarily consist of the shares in our subsidiaries. Generally, ACGL depends on its available cash resources, liquid investments and dividends or other distributions from subsidiaries to make payments, including the payment of debt service obligations and operating expenses it may incur and any payments of dividends, redemption amounts or liquidation amounts with respect to our preferred shares and common shares. For the years ended December 31, 2005 and 2004, ACGL received dividends of $22.0 million and $11.0 million, respectively, from Arch Re Bermuda. Such amounts were used to pay interest on ACGL's senior notes.

        The ability of our regulated insurance and reinsurance subsidiaries to pay dividends or make distributions is dependent on their ability to meet applicable regulatory standards. Under Bermuda law, Arch Re Bermuda is required to maintain a minimum solvency margin (i.e., the amount by which the value of its general business assets must exceed its general business liabilities) equal to the greatest of (1) $100 million, (2) 50% of net premiums written (being gross premiums written by us less any premiums ceded by us, but we may not deduct more than 25% of gross premiums when computing net premiums written) and (3) 15% of loss and other insurance reserves. Arch Re Bermuda is prohibited from declaring or paying any dividends during any financial year if it is not in compliance with its minimum solvency margin. In addition, Arch Re Bermuda is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown on its previous financial year's statutory balance sheet) unless it files, at least seven days before payment of such dividends, with the Bermuda Monetary Authority an affidavit stating that it will continue to meet the required margins. In addition, Arch Re Bermuda is prohibited, without prior approval of the Bermuda Monetary Authority, from reducing by 15% or more its total statutory capital, as set out in its previous year's statutory financial statements. At December 31, 2005, as determined under Bermuda law, Arch Re Bermuda had statutory capital of $1.66 billion and statutory capital and surplus of $2.19 billion. Such amounts include interests in U.S. insurance and reinsurance subsidiaries. Accordingly, Arch Re Bermuda can pay approximately $249 million in dividends or distributions to ACGL during 2006 without prior approval under Bermuda law, as discussed above. Our U.S. insurance and reinsurance subsidiaries can pay $72.3 million in dividends or distributions to Arch-U.S., our U.S. holding company, which is owned by Arch Re Bermuda, during 2006 without prior regulatory approval. Such dividends or distributions may be subject to applicable withholding or other taxes. Arch-Europe can pay approximately £3.8 million, or $6.5 million, in dividends to ACGL during 2006 without prior notice and approval by the FSA.

        In addition, the ability of our insurance and reinsurance subsidiaries to pay dividends could be constrained by our dependence on financial strength ratings from independent rating agencies. Our ratings from these agencies depend to a large extent on the capitalization levels of our insurance and reinsurance subsidiaries.

        We believe that ACGL has sufficient cash resources and available dividend capacity to service its indebtedness and other current outstanding obligations.

If our Bermuda reinsurance subsidiary is unable to provide collateral to ceding companies, its ability to conduct business could be significantly and negatively affected.

        Arch Re Bermuda is a registered Bermuda insurance company and is not licensed or admitted as an insurer in any jurisdiction in the United States. Because insurance regulations in the United States do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted, Arch Re Bermuda's contracts generally require it to post a letter of credit or provide other security. Although, to date, Arch Re Bermuda has not experienced any difficulties in providing collateral when required, if we are unable to post security in the form of letters of credit or trust funds when required, the operations of Arch Re Bermuda could be significantly and negatively affected.

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations.

        Under current Bermuda law, we are not subject to tax on income or capital gains. Furthermore, we have obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act, 1966, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of the tax will not be applicable to us or our operations until March 28, 2016. We could be subject to taxes in Bermuda after that date. This assurance does not, however, prevent the imposition of taxes on any person ordinarily resident in Bermuda or any company in respect of its ownership of real property or leasehold interests in Bermuda.

Foreign currency exchange rate fluctuation may adversely affect our financial results.

        We write business on a worldwide basis, and our results of operations may be affected by fluctuations in the value of currencies other than the U.S. Dollar. The primary foreign currencies in which we operate are the Euro, the British Pound Sterling and the Canadian Dollar. Changes in foreign currency exchange rates can reduce our revenues and increase our liabilities and costs. We may therefore suffer losses solely as a result of exchange rate fluctuations. In order to mitigate the impact of exchange rate fluctuations, we have invested and expect to continue to invest in securities denominated in currencies other than the U.S. Dollar. Net foreign exchange gains, recorded in the statement of income, for the year ended December 31, 2005 were $22.2 million, compared to net foreign exchange losses for the year ended December 31, 2004 of $17.4 million. We hold investments in foreign currencies which are intended to mitigate our exposure to foreign currency fluctuations in our net insurance liabilities. However, changes in the value of such investments due to foreign currency rate movements are reflected as a direct increase to shareholders' equity and are not included in the statement of income. We have chosen not to hedge the currency risk on the capital contributed to Arch-Europe in May 2004, which is held in British Pounds Sterling. However, we intend to match Arch-Europe's projected liabilities in foreign currencies with investments in the same currencies. There can be no assurances that such arrangements will mitigate the negative impact of exchange rate fluctuations, and we may suffer losses solely as a result of exchange rate fluctuations. From inception through December 31, 2005, and based on currency spot rates at December 31, 2005, Arch Re Bermuda has recorded net premiums written of approximately $296.3 million from British Pound Sterling-denominated contracts, $411.8 million from Euro-denominated contracts and $178.4 million from Canadian Dollar-denominated contracts. In addition, Arch-Europe writes business in British Pound Sterling and Euros, and the Canadian branch of Arch Insurance writes business in Canadian Dollars.

Employees of our Bermuda operations are required to obtain work permits before engaging in a gainful occupation in Bermuda. Required work permits may not be granted or may not remain in effect.

        Under Bermuda law, only persons who are Bermudians, spouses of Bermudians, holders of a permanent resident's certificate or holders of a working resident's certificate ("exempted persons") may engage in gainful occupation in Bermuda without an appropriate governmental work permit. Our success may depend in part on the continued services of key employees in Bermuda. A work permit may be granted or renewed upon showing that, after proper public advertisement, no exempted person is available who meets the minimum standards reasonably required by the employer. The Bermuda government's policy places a six-year term limit on individuals with work permits, subject to certain exemptions for key employees. A work permit is issued with an expiry date (up to five years) and no assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term. We consider our key officers in Bermuda to be Constantine Iordanou, our President and Chief Executive Officer (work permit expires November 12, 2006), Marc Grandisson, Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group (work permit expires May 12, 2010), John D. Vollaro, our Executive Vice President and Chief Financial Officer (work permit expires July 25, 2010) and Nicolas Papadopoulo, President and Chief Executive Officer of Arch Re Bermuda (work permit expires March 31, 2010). We also have other key positions in Bermuda held by persons who hold work permits subject to renewal. If work permits are not obtained or renewed for our principal employees, we could lose their services, which could materially affect our business.

The enforcement of civil liabilities against us may be difficult.

        We are a Bermuda company and in the future some of our officers and directors may be residents of various jurisdictions outside the United States. All or a substantial portion of our assets and of those persons may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon those persons or to enforce in United States courts judgments obtained against those persons.

        We have appointed National Registered Agents, Inc., New York, New York, as our agent for service of process with respect to actions based on offers and sales of securities made in the United States. We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by a court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would, therefore, not be automatically enforceable in Bermuda. We also have been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

  •
  the court which gave the judgment had proper jurisdiction over the parties to such judgment;

  •
  such court did not contravene the rules of natural justice of Bermuda;

  •
  such judgment was not obtained by fraud;

  •
  the enforcement of the judgment would not be contrary to the public policy of Bermuda;

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

  •
  there is due compliance with the correct procedures under Bermuda law.

        A Bermuda court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda against us or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

Risk Factors Relating to our Preferred Shares

General market conditions and unpredictable factors could adversely affect market prices for our outstanding preferred shares.

        There can be no assurance about the market prices for any series of our preferred shares. Several factors, many of which are beyond our control, will influence the market value of such series of preferred shares. Factors that might influence the market value of any series of our preferred shares include, but are not limited to:

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  whether dividends have been declared and are likely to be declared on any series of our preferred shares from time to time;

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  our creditworthiness, financial condition, performance and prospects;

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  whether the ratings on any series of our preferred shares provided by any ratings agency have changed;

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  the market for similar securities; and

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  economic, financial, geopolitical, regulatory or judicial events that affect us and/or the insurance or financial markets generally.

Dividends on our preferred shares are non-cumulative.

        Dividends on our preferred shares are non-cumulative and payable only out of lawfully available funds of ACGL under Bermuda law. Consequently, if ACGL's board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period with respect to any series of our preferred shares, holders of such preferred shares would not be entitled to receive any such dividend, and such unpaid dividend will not accrue and will never be payable. ACGL will have no obligation to pay dividends for a dividend period on or after the dividend payment date for such period if its board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date; if dividends on any series of our preferred shares are authorized and declared with respect to any subsequent dividend period, ACGL will be free to pay dividends on any other series of preferred shares and/or our common shares. In the past, we have not paid dividends on our common shares.

Our preferred shares are equity and are subordinate to our existing and future indebtedness.

        Our preferred shares are equity interests and do not constitute indebtedness. As such, our preferred shares will rank junior to all of our indebtedness and other non-equity claims with respect to assets available to satisfy our claims, including in our liquidation. As of March 31, 2006, our total consolidated long-term debt was $300.0 million. We may incur additional debt in the future. Our existing and future indebtedness may restrict payments of dividends on our preferred shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred shares like our preferred shares, (1) dividends are payable only if declared by the board of directors of Arch Capital (or a duly authorized committee of the board) and (2) as described above under "—Risks Relating to Our Company—ACGL is a holding company and is dependent on dividends and other payments from its operating subsidiaries, which are subject to dividend restrictions, to make payments, including the payment of debt service obligations and operating expenses we may incur and any payments of dividends, redemption amounts or liquidation amounts with respect to our preferred shares and common shares," we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.

The voting rights of holders of our preferred shares are limited.

        Holders of our preferred shares have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of our preferred shares include the right to vote as a class on certain fundamental matters that affect the preference or special rights of our preferred shares as set forth in the certificate of designations relating to each series of preferred shares. In addition, if dividends on any series of our preferred shares have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding preferred shares of any series will be entitled to vote for the election of two additional directors to our board of directors subject to the terms and to the limited extent as set forth in the certificate of designations relating to such series of preferred shares.

There is no limitation on our issuance of securities that rank equally with or senior to our preferred shares.

        We may issue additional securities that rank equally with or senior to our preferred shares without limitation. The issuance of securities ranking equally with or senior to our preferred shares may reduce the amount available for dividends and the amount recoverable by holders of such series in the event of a liquidation, dissolution or winding-up of ACGL.

A classification of any series of preferred shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase such series.

        The National Association of Insurance Commissioners, or the NAIC, may from time to time, in its discretion, classify securities in insurers' portfolios as either debt, preferred equity or common equity instruments. The NAIC's written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that any series of preferred shares may be classified by NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk based capital ("RBC") charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of any series of preferred shares as common equity may adversely affect U.S. insurance companies that hold such series. In addition, a determination by the NAIC to classify such series as common equity may adversely impact the trading of such series in the secondary market.

Risks Relating to Taxation

We and our non-U.S. subsidiaries may become subject to U.S. federal income taxation.

        ACGL and its non-U.S. subsidiaries intend to operate their business in a manner that will not cause them to be treated as engaged in a trade or business in the United States and, thus, will not be required to pay U.S. federal income taxes (other than U.S. excise taxes on insurance and reinsurance premium and withholding taxes on certain U.S. source investment income) on their income. However, because there is uncertainty as to the activities which constitute being engaged in a trade or business in the United States, there can be no assurances that the U.S. Internal Revenue Service will not contend successfully that ACGL or its non-U.S. subsidiaries are engaged in a trade or business in the United States. If ACGL or any of its non-U.S. subsidiaries were subject to U.S. income tax, our shareholders' equity and earnings could be adversely affected. Certain of our U.S. subsidiaries have been personal holding companies, but did not have "undistributed personal holding company income."

        Congress has been considering legislation intended to eliminate certain perceived tax advantages of Bermuda insurance companies and U.S. insurance companies having Bermuda affiliates, including perceived tax benefits resulting principally from reinsurance between or among U.S. insurance companies and their Bermuda affiliates. In this regard, the American Jobs Creation Act of 2004 (the "Jobs Act") permits the United States Internal Revenue Service ("IRS") to re-allocate, re-characterize or adjust items of income, deduction or certain other items related to a reinsurance agreement between related parties to reflect the proper source, character and amount for each item (in contrast to prior law, which only covered source and character). The Jobs Act also eliminated the tax benefits available to a U.S. company that, after March 4, 2003, changed its legal domicile to a non-U.S. jurisdiction, a transaction commonly known as an inversion. We changed our legal domicile from the U.S. to Bermuda, but were not affected by the anti-inversion rule because our change in domicile occurred in November 2000. The Senate version of a tax reconciliation bill would make the Jobs Act anti-inversion rule applicable retroactively to inversions that occurred after March 20, 2002. Although this modification would not affect ACGL, no assurance can be given that the final tax reconciliation bill will not make the Jobs Act anti-inversion rule applicable retroactively to inversions that occurred on an earlier date, in which case ACGL could be adversely affected. Additional legislation, if passed, and other changes in U.S. tax laws, regulations and interpretations thereof to address these issues could adversely affect us.

U.S. persons who hold our common shares or preferred shares may be subject to U.S. income taxation at ordinary income rates on our undistributed earnings and profits.

        We believe that we and our non-U.S. subsidiaries currently are controlled foreign corporations ("CFCs"), although our bye-laws are designed to preclude any U.S. person from adverse tax consequences as a result of our CFC status. We do not believe that we are a passive foreign investment company. Since these determinations and beliefs are based upon legal and factual conclusions, no assurances can be given that the U.S. Internal Revenue Service or a court would concur with our conclusions. If they were not to so concur, U.S. persons who hold our common shares or preferred shares may suffer adverse tax consequences.

Reduced tax rate for qualified dividend income received by individuals and other non-corporate holders may not be available in the future.

        Dividends received by individuals and other non-corporate United States persons on our common shares or preferred shares in taxable years beginning on or before December 31, 2010 may constitute qualified dividend income that is subject to U.S. federal income tax at the rate applicable for long-term capital gains, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. For taxable years beginning after December 31, 2010, qualified dividend income will no longer be taxed at the rate applicable for long-term capital gains unless legislation is enacted providing otherwise.

Our non-U.S. companies may be subject to U.K. tax that may have a material adverse effect on our results of operations.

        We intend to operate in such a manner so that none of our companies, other than Arch-Europe and Arch-U.K., should be resident in the U.K. for tax purposes or have a permanent establishment in the U.K. Accordingly, we expect that none of our companies other than Arch-Europe and Arch-U.K. should be subject to U.K. taxation. However, since applicable law and regulations do not conclusively define the activities that constitute conducting business in the U.K. through a permanent establishment, the U.K. Inland Revenue might contend successfully that one or more of our companies, in addition to Arch-Europe and Arch-U.K., is conducting business in the U.K. through a permanent establishment in the U.K. and, therefore, subject to U.K. tax, which could have a material adverse effect on us.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

        The ratio of earnings to fixed charges for each of the periods set forth below is as follows:

						Three Months Ended March 31, 2006
	Year Ended December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges(1)(3)	11.9x	16.5x	71.4x	50.1x	488.5x	22.7x
Ratio of earnings to fixed charges and preference share dividends(2)(3)	11.9x	16.5x	71.4x	50.1x	488.5x	16.3x

(1)
For purposes of determining the ratio of earnings to fixed charges, "earnings" consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income of investees, plus (c) fixed charges, and "fixed charges" consists of (a) interest and amortization on indebtedness, plus (b) estimate of interest component within rental expense net of sublease income.

(2)
For purposes of determining the ratio of earnings to fixed charges and preference share dividends, "earnings" consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income of investees, plus (c) fixed charges, and "fixed charges and preference share dividends" consists of (a) interest and amortization on indebtedness, plus (b) dividends declared on our Series A Non-Cumulative Preferred Shares, plus (c) estimate of interest component within rental expense net of sublease income. Results for the 2006 first quarter include $2.7 million of dividends declared on our Series A Non-Cumulative Preferred Shares for the partial dividend period from February 1, 2006 to March 31, 2006, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on May 15, 2006 to holders of record as of May 1, 2006.

(3)
Our Series A Non-Cumulative Preferred Shares, the remaining outstanding of which were converted to common shares in December 2005, were non-dividend bearing securities.

USE OF PROCEEDS

        Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

        We will not receive any of the proceeds from the sale of Arch Capital Group Ltd. common shares by selling shareholders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        Arch Capital may offer from time to time under this prospectus, separately or together:

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  common shares,

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  preference shares,

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  unsecured senior or subordinated debt securities,

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  depositary shares, each consisting of one or more or a specified fraction of a common share(s) or a preference share(s),

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  warrants to purchase common shares, preference shares or debt securities,

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  share purchase contracts to purchase common shares, and

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  share purchase units, each consisting of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holder or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in either Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group (U.S.) Inc. senior debt securities, Arch Capital Group Ltd. preference shares or debt or equity obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units.

        Arch Capital Group (U.S.) Inc. may offer from time to time under this prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by Arch Capital.

        Material U.S. federal income tax considerations pertaining to an investment in the securities offered will be described in the applicable prospectus supplement.

        References to "Arch Capital," "we," "our" or "us" in "Description of Arch Capital Common Shares," "Description of Arch Capital Preference Shares," "Description of Arch Capital Debt Securities," "Description of Arch Capital Depositary Shares," "Description of Arch Capital Warrants to

Purchase Common Shares or Preference Shares," "Description of Arch Capital Warrants to Purchase Debt Securities," "Description of Arch Capital Share Purchase Contracts and the Share Purchase Units" and "Selling Shareholders" refer solely to Arch Capital Group Ltd. and not its subsidiaries.

DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL

        The authorized share capital of Arch Capital consists of 200,000,000 common shares, par value U.S. $0.01 per share, and 50,000,000 preference shares, par value U.S. $0.01 per share. As of June 1, 2006, there were 73,930,606 common shares outstanding, 8,000,000 8.00% Non-Cumulative Preferred Shares, Series A, par value $0.01 per share ("Series A Non-Cumulative Preferred Shares") outstanding, and 5,000,000 7.875% Non-Cumulative Preferred Shares, Series B, par value $0.01 per share ("Series B Non-Cumulative Preferred Shares") outstanding. The Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares are sometimes collectively called the "Preferred Shares." All issued and outstanding shares are fully paid and non-assessable.

DESCRIPTION OF ARCH CAPITAL COMMON SHARES

General

        The following description of our common shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our memorandum of association and bye-laws.

        Holders of the common shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the voting restrictions described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding up of the company, the holders of common shares are entitled to share equally and ratably in the assets of the company, if any, remaining after the payment of all debts and liabilities of the company and the liquidation preference of any outstanding preference shares. All outstanding common shares are fully paid and non-assessable. The board is permitted to authorize the issuance of additional common shares. Issuances of common shares are subject to the applicable rules of the Nasdaq National Market or other organizations on whose systems our common shares may then be quoted or listed.

Transfer Agent

        American Stock Transfer & Trust Company is the transfer agent and registrar of our common shares.

Dividends

        Holders of our common shares are entitled to participate equally in dividends when the board declares dividends on common shares out of funds legally available for dividends. The rights of holders of our common shares to receive dividends are subject to the preferences of holders of our preference shares, including our Series A Non-Cumulative Preferred Shares and Series B Non-Cumulative Preferred Shares, which require that no dividends may be paid on or with respect to our common shares prior to the declaration and payment of a dividend with respect to the Series A Non-Cumulative Preferred Shares and Series B Non-Cumulative Preferred Shares.

Liquidation Rights

        In the event of a liquidation, dissolution, or winding up of the company, the holders of common shares have a right to a ratable portion of assets remaining after the payment of all debts and liabilities of the company, if any, and the liquidation preference of any outstanding preference shares, including, with respect to our outstanding Series A Non-Cumulative Preferred Shares and Series B

Non-Cumulative Preferred Shares, for each such series a liquidation preference of $25.00, plus any declared and unpaid dividends thereon, before any distribution is made on any common shares.

Voting Limitation

        Under our bye-laws, if the votes conferred by our shares directly or indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the "Code")) by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors.

        There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares, including shares held by private equity investment funds affiliated with Warburg Pincus LLC ("Warburg Pincus funds") and Hellman & Friedman LLC ("Hellman & Friedman funds"), that may be attributed to that person under the Code.

        Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the board may make such final adjustments to the aggregate number of votes conferred by the shares of any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all our shares entitled to vote generally at an election of directors.

        In order to implement bye-law 45, we will assume that all shareholders (other than the Warburg Pincus funds and the Hellman & Friedman funds) are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Non-U.S. Currency

        If the purchase price of any common shares is payable in a currency other than U.S. dollars, the specific terms with respect to such common shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES

General

        The following summary of terms of our preference shares is not complete. You should refer to the provisions of our memorandum of association and bye-laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

        Our bye-laws allow the board to authorize the issuance of preference shares in one or more series, and may fix the rights and preferences of those shares, including as to dividends, voting (which will be subject to the limitations described below under "Description of Arch Capital Common Shares—Voting Limitation"), redemption, conversion rights and otherwise.

        Issuances of preference shares are subject to the applicable rules of the Nasdaq National Market or other organizations on whose systems our preference shares may then be quoted or listed.

Depending upon the terms of preference shares established by our board of directors, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional shares of common shares, would dilute the voting power of the outstanding common shares.

Terms

        The terms of each series of preference shares will be described in any prospectus supplement related to such series of preference shares.

        The board of directors in approving the issuance of a series of preference shares has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

  •
  the number of shares constituting that series and the distinctive designation of that series;

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  the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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  the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

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  the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into common shares), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the board will determine;

  •
  whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

  •
  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch Capital or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our outstanding shares;

  •
  the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Preferred Shares

        Set forth below is a summary of the material terms of the Certificate of Designations for our Series A Non-Cumulative Preferred Shares and the Certificate of Designations for our Series B Non-Cumulative Preferred Shares. The following summary of the terms and provisions of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Arch Capital and the Certificate of Designations creating the Series A Non-Cumulative Preferred Shares and the Certificate of Designations for our Series B Non-Cumulative Preferred Shares.

  Ranking

        The Preferred Shares rank senior to our junior shares (as defined herein) and equally with each other series of our preferred shares that we may issue with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. The Series A Non-Cumulative Preferred shares and the Series B Non-Cumulative Preferred Shares are on parity with each other. Other than the Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares, as of the date of this prospectus, we have no other outstanding series or class of shares that are on parity with the Preferred Shares with respect to payment of dividends and the distribution of assets upon a liquidation, dissolution or winding-up of Arch Capital. Unless our shareholders otherwise provide, our board of directors may from time to time create and issue preference shares of other series and fix their relative rights, preferences and limitations.

  Dividends

        Dividends on the Series A Non-Cumulative Preferred Shares are not mandatory. Holders of Series A Non-Cumulative Preferred Shares are entitled to receive only when, as and if declared by the board of directors of Arch Capital or a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of February, May, August and November of each year, commencing on May 15, 2006. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25 per share at an annual rate of 8.00%. In the event that we issue additional Series A Non-Cumulative Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

        Dividends on the Series B Non-Cumulative Preferred Shares will not be mandatory. Holders of Series B Non-Cumulative Preferred Shares will be entitled to receive only when, as and if declared by the board of directors of Arch Capital or a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of February, May, August and November of each year, commencing on August 15, 2006. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25 per share at an annual rate of 7.875%. In the event that we issue additional Series B Non-Cumulative Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

        Dividends on the Preferred Shares are not cumulative. Accordingly, if the board of directors of Arch Capital, or a duly authorized committee of the board, does not declare a dividend on any series of Preferred Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on such series of Preferred Shares or any other preferred shares we may issue in the future.

        So long as any series of Preferred Shares remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of such series and parity shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

  •
  no dividend shall be paid or declared on our common shares, or any other junior shares (as defined below) (other than a dividend payable solely in junior shares); and

  •
  no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares and (iii) as permitted by the bye-laws of Arch Capital in effect on the date of issuance of such series of Preferred Shares).

        As used herein, "junior shares" means any class or series of our capital shares that ranks junior to such series of Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Arch Capital. At the date of this prospectus, junior shares consist of our common shares.

        When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity shares (as defined below) having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) upon any series of Preferred Shares and any parity shares, all dividends declared by the board of directors of Arch Capital or a duly authorized committee of the board upon such series of Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) shall be declared by the board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Preferred Share of such series and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) bear to each other.

        As used herein, "parity shares" means, with respect to any series of Preferred Shares, any class or series of our capital shares that ranks equally with such series of Preferred Shares with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Arch Capital. Other than the Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares (which are on parity with each other), as of the date of this prospectus, we have no outstanding class or series of shares that are parity shares.

  Payment of Additional Amounts

        We will make all payments on the Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Preferred Shares such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the Certificate of Designations to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

        1.     any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Preferred Shares presented for payment more than 30 days after the Relevant Date. The "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Preferred Shares;

        2.     any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference;

        3.     any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Preferred Shares;

        4.     any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

        5.     any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

        6.     any combination of items (1), (2), (3), (4) and (5).

        In addition, we will not pay additional amounts with respect to any payment on any such Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Preferred Shares.

        If we become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Preferred Shares. See "—Tax Redemption."

  Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of Arch Capital, holders of Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount of $25 per Preferred Share plus any declared and unpaid dividends. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the Preferred Shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors. Holders of Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

        In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the "liquidation preference" of any holder of preferred shares means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Preferred Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving Arch Capital or the sale or transfer of all or substantially all of the shares or the property or business of Arch Capital will not be deemed to constitute a liquidation, dissolution or winding-up.

  Redemption

        The Series A Non-Cumulative Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Except as described below under "—Tax Redemption" or as otherwise set forth below, the Series A Non-Cumulative Preferred Shares are not redeemable prior to February 1, 2011. On and after that date, the Series A Non-Cumulative Preferred Shares will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $25 per preferred share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Non-Cumulative Preferred Shares will have no right to require the redemption of the Series A Non-Cumulative Preferred Shares.

        The Series A Non-Cumulative Preferred Shares are also redeemable at our option at any time prior to February 1, 2011, if we have submitted to the holders of our common shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving Arch Capital that requires, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after the date of this prospectus (whether by enactment or official interpretation) that requires, in either case, a vote of the holders of the Series A Non-Cumulative Preferred Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preferred shares). Our option to redeem the Series A Non-Cumulative Preferred Shares under such circumstances shall be for all of the outstanding Series A Non-Cumulative Preferred Shares upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26 per Series A Non-Cumulative Preferred Share, plus all declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

        The Series B Non-Cumulative Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Except as described below under "—Tax Redemption" or as otherwise set forth below, the Series B Non-Cumulative Preferred Shares are not redeemable prior to May 15, 2011. On and after that date, the Series B Non-Cumulative Preferred Shares will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $25 per preferred share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series B Non-Cumulative Preferred Shares will have no right to require the redemption of the Series B Non-Cumulative Preferred Shares.

        The Series B Non-Cumulative Preferred Shares are also redeemable at our option at any time prior to May 15, 2011, if we have submitted to the holders of our common shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving Arch Capital that requires, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after the date of this prospectus (whether by enactment or official interpretation) that requires, in either case, a vote of the holders of the Series B Non-Cumulative Preferred Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preferred shares). Our option to redeem the Series B Non-Cumulative Preferred Shares under such circumstances shall be for all of the outstanding Series B Non-Cumulative Preferred Shares upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26 per Series B Non-Cumulative Preferred Share, plus all declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

  Tax Redemption

        We will have the option to redeem for cash any series of our Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth in the Certificate of Designations at a redemption price of $25 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if as a result of a "change in tax law" there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to such series of Preferred Shares.

        A "change in tax law" that would trigger the provisions of the preceding paragraph would be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of this prospectus, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Arch Capital or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

        In addition, we will have the option to redeem for cash any or all Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth in the Certificate of Designations, at a redemption price of $25 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Preferred Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease.

  Voting Rights

        Except as provided below, the holders of the Preferred Shares will have no voting rights.

        Whenever dividends on any series of Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a "nonpayment event"), the holders of the Preferred Shares of such series, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the board of directors of Arch Capital (the "preferred shares directors"), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. In that event, the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Preferred Shares of such series or of any other series of voting preferred shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting.

        As used in this prospectus, "voting preferred shares" means any other class or series of our preferred shares ranking equally with the Preferred Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Arch Capital and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Preferred Shares and any other voting preferred shares have been voted in favor of any matter shall be determined by reference to the aggregate voting power, as determined under our bye-laws, of the Preferred Shares and voting preferred shares voted.

        If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on the board of directors of Arch Capital shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

        Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Preferred Shares and any other shares of voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Preferred Shares and any other shares of voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such shareholders, called as provided above for an initial election of preferred shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of the shareholders of Arch Capital if such office shall not have previously terminated as above provided.

        The bye-laws of Arch Capital provide that all or any of the special rights attached to any class of shares (including the Preferred Shares) issued may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued shares of that class or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Companies Act. The bye-laws also provide that rights conferred upon the holders of the shares of any class (including the Preferred Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passutherewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to an unlimited liability company, discontinuance of a company from Bermuda, or conversion of preference shares into redeemable preference shares).

        Notwithstanding the foregoing, our bye-laws contain a provision limiting the voting rights of any U.S. person, as defined in the Internal Revenue Code, who owns (directly, indirectly or constructively under the Code) shares with more than 9.9% of the total voting power of all shares entitled to vote generally at an election of directors to 9.9% of such voting power.

  Conversion

        The Preferred Shares are not convertible into or exchangeable for any other securities or property of Arch Capital.

Non-U.S. Currency

        If the purchase price of any preference shares is payable in a currency other than U.S. dollars, the specific terms with respect to such preference shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

        The debt securities will be our unsecured obligations.

        The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

        The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "—Ranking of Debt Securities" below.

        The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

          (1)   the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

          (2)   the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (3)   if the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued is an amount other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into common shares or preference shares or the method by which any such portion will be determined;

          (4)   if convertible into common shares or preference shares, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such common shares or preference shares for purposes of conversion;

          (5)   the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

          (6)   the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our common shares below certain levels for a minimum period of time);

          (7)   the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (8)   the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

          (9)   the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

          (10) our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

          (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

          (13) whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

          (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

          (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

          (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

          (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

          (18) if exchangeable into another series of debt securities of Arch Capital, the terms on which such debt securities are exchangeable; and

          (19) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

        The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

        If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof.

        Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protections against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

  •
  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

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  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

        Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provision described below.

Merger, Amalgamation, Consolidation or Sale of Assets

        We may not consolidate or amalgamate with or merge with or into any other person (other than a subsidiary) or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person (other than a subsidiary), or permit any person (other than a subsidiary) to consolidate with or merge into us, unless:

  •
  either (a) we shall be the surviving person or (b) the surviving person (if other than us) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization of Economic Cooperation and Development and (2) expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

  •
  immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  we shall have delivered to the trustee an officers' certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the base indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor had been named as us thereunder; and thereafter, we shall be discharged from all obligations and covenants under the base indenture and the debt securities.

Payment of Principal, Premium and Interest

        We will duly and punctually pay the principal of (and premium, if any) and interest on the debt securities in accordance with their terms.

Maintenance of Office or Agency

        We will maintain an office or agency where the debt securities may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities.

Money for Securities; Payments to Be Held in Trust

        If we will at any time act as our own paying agent with respect to any debt securities, we will, on or before each due date of the principal of (and premium, if any) or interest on such debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums will be paid to such persons or otherwise disposed of as provided in the indentures and will promptly notify the trustee of our action or failure so to act.

Corporate Existence

        Except as otherwise permitted under "—Merger, Amalgamation, Consolidation or Sale of Assets" above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and material rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors or senior management determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of debt securities.

Statement by Officers as to Default

        We will deliver to the trustee, within 120 days after the end of each fiscal year of the Company, a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and if we are in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Waiver of Certain Covenants

        We may omit in any particular instance to comply with any term, provision or condition of the covenants described above under the captions "—Corporate Existence" and "—Statement by Officers as to Default" if before or after the time for such compliance the holders of at least a majority in principal amount of the outstanding debt securities (taken together as one class) will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Ranking of Debt Securities

General

        We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries will be the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, because we are a holding company holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

        The senior debt securities will be our unsecured unsubordinated obligations and will:

  •
  rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

  •
  be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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  be effectively subordinated to all of our subsidiaries' indebtedness.

        As of March 31, 2006, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $300.0 million, of which none was secured and all would rank equal in right of payment with the senior debt that may be issued under the senior debt securities indenture. All obligations (including insurance obligations of our subsidiaries would be effectively senior to any senior or subordinated debt issued by Arch Capital or Arch US. As of March 31, 2006, the consolidated obligations of our subsidiaries reflected on our balance sheet was approximately $9.3 billion.

        Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred by any of our subsidiaries.

Subordinated Debt Securities

        The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness and other obligations (including without limitation insurance obligations and our obligations with respect to our insurance policies and guarantees thereof). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

        If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

        As of March 31, 2006 the aggregate amount of our consolidated indebtedness for money borrowed was approximately $300.0 million, of which all would rank senior in right of payment to the subordinated debt issuable under the subordinated debt securities indenture. All obligations (including insurance obligations of our subsidiaries would be effectively senior to any senior or subordinated debt issued by Arch Capital or Arch US. As of March 31, 2006, the consolidated obligations of our subsidiaries reflected on our balance sheet was approximately $9.3 billion.

        If any other event of default occurs and is continuing with respect to any designated senior indebtedness, as such event of default is defined in the instrument creating or evidencing such designated senior indebtedness, permitting the holders of such designated senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of designated senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of designated senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on our behalf will:

          (1)   make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

          (2)   acquire any of the subordinated debt securities for cash, property or otherwise.

        Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the designated senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the representative of such designated senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

        As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

        "Senior indebtedness," unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us:

          (1)   the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed and (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

          (2)   all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (3)   all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

          (4)   all obligations of the type referred to in clauses (1) through (3) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

          (5)   all obligations of the type referred to in clauses (1) through (4) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

          (6)   any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (5) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

        Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge and Defeasance

        Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

        In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

          (1)   by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

          (2)   after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

            (a)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

            (b)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

        Such a trust may only be established if, among other things:

          (1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

          (2)   no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment; and

          (3)   we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for

  United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

        In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

          (1)   change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

          (2)   reduce the principal amount of, or the rate of interest on, the debt securities;

          (3)   change the currency of payment of principal of or interest on the debt securities;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

          (5)   reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

          (6)   modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

          (7)   in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

          (8)   in the case of any convertible debt securities, adversely affect the right of a holder to convert the debt securities other than as provided in or under the applicable indenture.

        Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

          (1)   without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

          (2)   only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

        We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstance, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to make any other change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

  •
  to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

  •
  to provide any security for or guarantees of such debt securities;

  •
  to add events of default with respect to such debt securities;

  •
  to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

  •
  to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to add to or change any of the provisions of the applicable indenture to such extent as will be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  •
  to change or eliminate any of the provisions of the applicable indenture; provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as will be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

        The following are events that we anticipate will constitute "events of default" with respect to any series of debt securities issued thereunder:

          (1)   default in the payment of any interest upon any debt securities of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any debt securities of that series when due; or

          (3)   default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series; or

          (4)   default in the performance, or breach, of any covenants of the Company (other than those set forth in clause (1) or (2) above) in the indenture (other than a covenant or warranty added to the indenture solely for the benefit of another series of debt securities) for a period of 60 days after there has been given, and continuance of such by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5)   certain events of bankruptcy, insolvency or reorganization.

        Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement, and if necessary, a post-effective amendment to this registration statement.

        The trustee under such indenture will, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We will certify to the trustee quarterly as to whether any default exists.

        If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities will occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities of any series will be convertible into common shares or preference shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

        Subject to the terms of the applicable indenture, the trustee for each series of debt securities will be named in the prospectus supplement relating to each issuance of debt securities. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

        In case an event of default will occur (and will not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to the trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and once on deposit with a depository, allow trading of the securities through the depository's book-entry system as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

        The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

        All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Non-U.S. Currency

        If the purchase price of any debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES

General

        We may, at our option, elect to offer depositary shares, each consisting of one or more, or a specified fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a common share or a preference share of a particular series as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

        The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

        Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preference Shares

        Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed,

(2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

Non-U.S. Currency

        If the purchase price of any depositary shares is payable in a currency other than U.S. dollars, the specific terms with respect to such depositary shares and such foreign currency will be specified in the applicable prospectus supplement.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES

General

        We may issue common share warrants or preference share warrants independently or together with any securities offered by any prospectus supplement and such common share warrants or preference share warrants may be attached to or separate from such securities. Each series of share warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of share warrant certificates or beneficial owners of share warrants.

        The following summaries of certain provisions of the warrant agreement and share warrant certificate are not complete. You should look at the warrant agreement relating to, and the applicable share warrant certificate representing, the applicable series of common share warrants or preference share warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Share warrants for the purchase of common shares or preference shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of share warrants offered hereby, including:

          (1)   the offering price;

          (2)   the number of common shares or preference shares purchasable upon exercise of each such common share warrant or preference share warrant and the price at which such number of common shares or preference shares may be purchased upon such exercise;

          (3)   the date on which the right to exercise such share warrants will commence and the date on which such right will expire; and

          (4)   any other terms of such share warrants.

Exercise of Share Warrants

        Each share warrant will entitle the holder thereof to purchase such common shares or preference shares, as the case may be, at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the offered share warrants. After the close of business on the expiration date of each share warrant or such later date to which such expiration date may be extended by us, unexercised share warrants will become void.

        Share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common shares or preference shares purchasable upon such exercise, together with certain information set forth on the reverse side of the share warrant certificate. Upon receipt of such payment and the share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common shares or preference shares purchasable upon such exercise. If fewer than all of the share warrants represented by such share certificate are exercised, a new share warrant certificate will be issued for the remaining amount of share warrants.

Amendments and Supplements to Warrant Agreement

        The warrant agreement for a series of share warrants may be amended or supplemented without the consent of the holders of the share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the share warrants and that do not adversely affect the interests of the holders of the share warrants.

Anti-dilution and Other Provisions

        Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of common shares or preference shares covered by, each share warrant is subject to adjustment in certain events, including:

          (1)   the issuance of common shares or preference shares as a dividend or distribution on the common shares or preference shares;

          (2)   certain subdivisions and combinations of the common shares or preference shares;

          (3)   the issuance to all holders of common shares or preference shares of certain rights or warrants entitling them to subscribe for or purchase common shares or preference shares, at less than the current market value, as defined in the applicable warrant agreement for such series of share warrants; and

          (4)   the distribution to all holders of common shares or preference shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

        No adjustment in the exercise price of, and the number of shares covered by, the share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made will be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of common shares or preference shares covered by, a share warrant will not be adjusted for the issuance of common shares or preference shares or any securities convertible into or exchangeable for common shares or preference shares, or securities carrying the right to purchase any of the foregoing.

        In the case of:

          (1)   a reclassification or change of the common shares or preference shares;

          (2)   certain consolidation or merger events involving us; or

          (3)   a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common shares or preference shares will be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such shares, the holders of the share warrants then outstanding will be entitled thereafter to convert such share warrants into the kind and amount of common shares, preference shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Non-U.S. Currency

        If the purchase price of any warrants to purchase common shares or preference shares is payable in a currency other than U.S. dollars, the specific terms with respect to such warrants to purchase common shares or preference shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES

General

        We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities. Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.

        The following summaries of certain provisions of the debt warrant agreement and debt warrant certificate are not complete. You should look at the debt warrant agreement relating to, and the debt warrant certificate representing, a series of debt warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Debt warrants for the purchase of common shares or preference shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of debt warrants offered hereby, including:

          (1)   the offering price;

          (2)   the designation, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the debt warrants;

          (3)   the date on which the right to exercise such share warrants will commence and the date on which such right will expire; and

          (4)   any other terms of such share warrants.

        Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by delivering to the debt warrant agent payment as provided in the applicable prospectus supplement, together with certain information set forth on the reverse side of the debt warrant certificate. Upon receipt of such payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Amendments and Supplements to Warrant Agreement

        The debt warrant agreement for a series of debt warrants may be amended or supplemented without the consent of the holders of the debt warrants issued thereunder to effect changes that are not inconsistent with the provisions of the debt warrants and that do not adversely affect the interests of the holders of the debt warrants.

Non-U.S. Currency

        If the purchase price of any warrants to purchase debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such warrants to purchase debt securities and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL SHARE PURCHASE
CONTRACTS AND SHARE PURCHASE UNITS

        Arch Capital may issue share purchase contracts, representing contracts obligating holders to purchase from Arch Capital, and obligating Arch Capital to sell to the holders, or holders to sell to Arch Capital and Arch Capital to purchase from the holders, a fixed or varying number of common shares at a future date or dates. The price per common share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

          (1)   debt securities of Arch Capital (which may be senior or subordinated);

          (2)   senior debt securities of Arch Capital Group (U.S.) Inc., fully and unconditionally guaranteed by Arch Capital;

          (3)   preference shares of Arch Capital; or

          (4)   debt or equity obligations of third parties, including U.S. Treasury securities.

        The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or pre-funded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract. Any one or more of the above securities, common shares or the share purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares deliverable by such holders under common share purchase contracts requiring the holders to sell common shares to Arch Capital.

        The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts and stock purchase units, as the case may be:

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  whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and see, our common shares and the nature and amount of the common shares, or the method of determining those amounts;

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  whether the stock purchase contracts are to be prepaid or not;

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  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  whether the stock purchase contracts and/or stock purchase units will be issued fully registered or global form.

        The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

Non-U.S. Currency

        If the purchase price of any share purchase contract is payable in a currency other than U.S. dollars, the specific terms with respect to such share purchase contract and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC.
SENIOR DEBT SECURITIES

General

        In this section, references to "Arch US," "we," "our" or "us" refer solely to Arch Capital Group (U.S.) Inc.

        Arch Capital Group (U.S.) Inc. may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant a senior indenture between us and a trustee qualified under the Trust Indenture Act. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an "indenture." The indenture will be subject to and governed by the Trust Indenture Act. The form of such indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments and supplements as may be adopted from time to time. The aggregate principal amount of senior debt securities which may be issued under the indenture will be unlimited and the indenture will set forth the specific terms of any series of senior debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the senior debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering of the securities offered.

Terms

        The senior debt securities will be the direct, unsecured and unsubordinated obligations of Arch Capital Group (U.S.) Inc. and will be fully and unconditionally guaranteed by Arch Capital Group Ltd., the guarantor. The senior debt securities will rank equal in right of payment with all of Arch US's other unsecured and unsubordinated indebtedness.

        The senior debt securities will rank equal in right of payment with all Arch US's other unsecured and unsubordinated indebtedness.

        The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

          (1)   the title of such senior debt securities;

          (2)   the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

          (3)   if the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued is an amount other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such senior debt securities that is convertible into Arch Capital's common shares or Arch Capital's preference shares or the method by which any such portion will be determined;

          (4)   if convertible into Arch Capital's common shares or Arch Capital's preference shares, the terms on which such senior debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Arch Capital common shares or Arch Capital preference shares for purposes of conversion;

          (5)   the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

          (6)   the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such senior debt securities will bear interest, if any, including, if applicable, that such senior debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of Arch Capital's common shares below certain levels for a minimum period of time);

          (7)   the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (8)   the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon Arch US in respect of such senior debt securities and the applicable indenture may be served;

          (9)   the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at Arch US's option;

          (10) Arch US's obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

          (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

          (13) whether the principal of or interest, if any, on the senior debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

          (14) provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

          (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to senior debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

          (16) whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depositary for such series;

          (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the senior debt securities of the series; and

          (18) any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

        The senior debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for any securities other than Arch Capital's common shares or Arch Capital's preference shares.

        If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof.

        Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        Arch US will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

        The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

        Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

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  will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

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  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Guarantee

        Payment of principal, premium, if any, and interest on the senior debt securities will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital Group Ltd. The guarantee will be a direct obligation of Arch Capital Group Ltd. ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of Arch Capital Group Ltd. other than obligations preferred by law.

        As of March 31, 2006, the aggregate amount of Arch Capital's outstanding indebtedness for money borrowed that would rank equally in right of payment to Arch Capital's guarantee of the Arch US senior debt securities was approximately $300.0 million. As of such date, no indebtedness of Arch Capital for money borrowed would rank senior in right of payment to Arch Capital's guarantee of the Arch US senior debt securities. All obligations (including insurance obligations of our subsidiaries would be effectively senior to any senior or subordinated debt issued by Arch Capital or Arch US. As of March 31, 2006, the consolidated obligations of our subsidiaries reflected on our balance sheet was approximately $9.3 billion.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

        Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

Merger, Amalgamation, Consolidation or Sale of Assets

        Arch Capital may not, and will not permit us to, consolidate or amalgamate with or merge with or into any other person (other than a subsidiary) or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person (other than a subsidiary), or permit any person (other than a subsidiary) to consolidate with or merge into us or Arch Capital, as the case may be, unless:

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  either (a) we or Arch Capital, as the case may be, shall be the surviving person or (b) the surviving person (if other than us) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization of Economic Cooperation and Development and (2) expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the senior debt securities and the indenture;

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  immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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  we or Arch Capital, as the case may be, shall have delivered to the trustee an officers' certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the base indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, us or Arch Capital, as the case may be, under the indenture with the same effect as if such successor had been named as us thereunder; and thereafter, we shall be discharged from all obligations and covenants under the base indenture and the senior debt securities or the guarantee, as the case may be.

Payment of Principal, Premium and Interest

        We will duly and punctually pay the principal of (and premium, if any) and interest on the senior debt securities in accordance with their terms.

Maintenance of Office or Agency

        We and Arch Capital will maintain an office or agency where senior debt securities may be presented or surrendered for payment and may be surrendered for registration of transfer or exchange and where notices and demands to or upon us or Arch Capital in respect of the senior debt securities and the indenture may be served.

Money for Securities; Payments to Be Held in Trust

        If Arch US will at any time act as its own paying agent with respect to any senior debt securities, it will, on or before each due date of the principal of (and premium, if any) or interest on such senior debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums will be paid to such persons or otherwise disposed of as herein provided and will promptly notify the trustee of its action or failure so to act.

Corporate Existence

        Except as otherwise permitted under "—Merger, Amalgamation, Consolidate or Sale of Assets" above, each of Arch US and Arch Capital will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and franchises; provided, however, that Arch US and Arch Capital will not be required to preserve any such right or franchise if its respective boards of directors or senior management determine that the preservation thereof is no longer desirable in the conduct of the business of Arch US or Arch Capital and that the loss thereof is not disadvantageous in any material respect to the holders of senior debt securities.

Statement by Officers as to Default

        Arch US and Arch Capital will each deliver to the trustee, within 120 days after the end of each fiscal year ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of each Arch US and Arch Capital stating whether or not to the best knowledge of the signer thereof Arch US or Arch Capital is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and if Arch US or the Arch Capital will be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Waiver of Certain Covenants

        Arch US or Arch Capital, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in the covenants described above under the captions "—Corporate Existence" and "—Statement by Officers as to Default" if before or after the time for such compliance the holders of at least a majority in principal amount of the outstanding senior debt securities affected by the omission will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of Arch US and Arch Capital and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Ranking of Senior Debt Securities

        The senior debt securities will be the direct, unsecured and unsubordinated obligations of Arch Capital Group (U.S.) Inc. and will be fully and unconditionally guaranteed by Arch Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of Arch US's other unsecured and unsubordinated indebtedness.

        Arch Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries will be the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as its subsidiaries' financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay our debt service obligations. In addition, because we are a holding company, holders of the senior debt securities will have a junior position to the claims of creditors of Arch Capital's subsidiaries on their assets and earnings.

        Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred by any of Arch Capital's subsidiaries.

Discharge and Defeasance

        Under the terms of the applicable senior indenture, Arch US will be discharged from any and all obligations in respect of the senior debt securities of any series and Arch Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

          (1)   Arch US delivers all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such senior debt securities and the indenture with respect to such series; or

          (2)   such senior debt securities either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) and Arch US or Arch Capital deposits with the senior debt securities trustee, in trust:

            (a)   in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

            (b)   in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

        In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and Arch Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by Arch Capital ("defeasance") or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities ("covenant defeasance"):

          (1)   by delivering all outstanding senior debt securities of such series to the trustee for cancellation and paying all sums payable by it under such senior debt securities and the indenture with respect to such series; and

          (2)   after giving notice to the trustee of our intention to defease all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent

            (a)   in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such senior debt securities; and

            (b)   in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest on such senior debt securities.

        Such a trust may only be established if, among other things:

          (1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or Arch Capital, as the case may be, is a party or by which we or Arch Capital is bound;

          (2)   no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment; and

          (3)   we and Arch Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and Arch Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

        In the event we or Arch Capital effects covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        Arch US and Arch Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by Arch Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); provided, however, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

          (1)   change the stated maturity of the principal of or any installment of interest with respect to the senior debt securities;

          (2)   reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of any senior debt securities;

          (3)   change the currency of payment of principal of or interest on the senior debt securities;

          (4)   change the redemption provisions of any securities in any manner adverse to the holders of such securities;

          (5)   impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

          (6)   reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

          (7)   modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default;

          (8)   waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holders of any senior debt securities offered thereby;

          (9)   in the case of any convertible senior debt securities, adversely affect the right of a holder to convert the senior debt securities other than as provided in or under the applicable indenture;

          (10) release Arch Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

          (11) modify or change any provision of the indenture or the related definitions affecting the ranking of the senior debt securities or the related guarantees in a manner which adversely affects the holders of the senior debt securities; or

          (12) change the obligation to pay additional amounts with respect to any senior debt security.

        Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and Arch Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); provided, however, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

          (1)   in the payment of the principal of or interest on any debt security without the consent of each holder of senior debt securities affected thereby; or

          (2)   in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

        We, Arch Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to make any other change that does not, in the good faith opinion of the board of directors of us, Arch Capital and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect;

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  to provide for the assumption of our or Arch Capital's obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

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  to provide any security for or additional guarantees of such senior debt securities;

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  to add events of default with respect to such senior debt securities;

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  to add covenants of ours or Arch Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or Arch Capital has under the applicable indenture;

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  to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our or Arch Capital's board of directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

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  to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior securities and guarantees;

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  to add to or change any of the provisions of the applicable indenture to such extent as will be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

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  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as will be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

        The following are events that we anticipate will constitute "events of default" with respect to any series of senior debt securities issued thereunder:

          (1)   default in the payment of any interest upon any senior debt securities of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any senior debt securities of that series when due; or

          (3)   default in the deposit of any sinking fund payment, when and as due by the terms of any senior debt securities of that series; or

          (4)   default in the performance, or breach, of any covenants of Arch US or Arch Capital (other than those set forth in clause (1) or (2) above) in the indenture, any senior debt securities or the guarantee (other than a covenant or warranty added to the indenture solely for the benefit of another series of senior debt securities) for a period of 60 days after there has been given, and continuance of such by registered or certified mail, to Arch US or Arch Capital by the trustee or to Arch US, Arch Capital and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture; or

          (5)   certain events of bankruptcy, insolvency or reorganization; or

          (6)   the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or the guarantor denies its liability under the guarantee (other than by reason of release of the guarantor in accordance with the terms of the indenture).

        Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement, and if necessary, a post-effective amendment to this registration statement.

        The trustee under such indenture will, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We will certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

        In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities will occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the senior debt securities of any series will be convertible into Arch Capital's common shares or Arch Capital's preference shares or upon which the senior debt securities of any series will be exchangeable into another series of senior debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of senior debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of senior debt securities.

The Trustee

        The trustee for each series of senior debt securities will be named in the prospectus supplement relating to each issuance of senior debt securities. The indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

        In case an event of default will occur (and will not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they will have offered to the trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the senior debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, Arch Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of senior debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such senior debt securities to be redeemed to be determined by lot. None of us, Arch Capital or the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

        None of us, Arch Capital or the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depositary for any senior debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such senior debt securities, determine not to have any of such senior debt securities represented by one or more global securities and in such event we will issue individual senior debt securities in exchange for the global security or securities representing such senior debt securities. Individual senior debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

        All moneys paid by us or Arch Capital to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or Arch Capital, as the case may be, and the holder of such debt security thereafter may look only to us for payment thereof.

Non-U.S. Currency

        If the purchase price of any Arch US senior debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such Arch US debt securities and such foreign currency will be specified in the applicable prospectus supplement.

SELLING SHAREHOLDERS

        To the extent that this prospectus is used by any selling shareholder to resell any Arch Capital Group Ltd. common shares, information with respect to the selling shareholder and the plan of distribution will be contained in a supplement to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Arch Capital

        Arch Capital is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Arch Capital. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

Arch Capital Group (U.S.) Inc.

        Arch Capital Group (U.S.) Inc. is not currently subject to the information reporting requirements of the Exchange Act. Arch Capital Group (U.S.) Inc. is a wholly owned subsidiary of Arch Capital. Any future issuances of debt securities of Arch Capital Group (U.S.) Inc. will be fully and unconditionally guaranteed by Arch Capital and by no other subsidiary of Arch Capital. See "Description of Arch Capital Group (U.S.) Inc. Senior Debt Securities."

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows Arch Capital to "incorporate by reference" information into this prospectus, which means that it can disclose important information by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents listed below which have been filed by Arch Capital with the SEC and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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  Annual report on Form 10-K for the year ended December 31, 2005.

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  Quarterly report on Form 10-Q for the quarter ended March 31, 2006.

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  Current report on Form 8-K filed on April, 18, 2006, April 19, 2006, May 4, 2006, May 5, 2006, May 19, 2006, and May 24, 2006.

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  Proxy statement on Schedule 14A for our annual meeting of shareholders held on May 3, 2006 (other than the sections entitled "Election of Directors—Report of the Compensation Committee of the Board of Directors," "—Performance Graph," "—Report of the Audit Committee of the Board of Directors" and "Ratification of Selection of Independent Registered Public Accounting Firm—Principal Auditors Fees and Services").

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  The description of the common shares contained in our registration statement on Form 8-A filed on August 23, 2002 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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  The description of our outstanding 8.00% Non-Cumulative Preferred Shares, Series A, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on April 17, 2006 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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  The description of our outstanding 7.875% Non-Cumulative Preferred Shares, Series B, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on May 26, 2006 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Arch Capital is also incorporating by reference the information contained in all other documents that it files with the SEC between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered under the registration statement are sold. The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.

        If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or Arch Capital's and Arch US's constitutional documents, you should call or write to Arch Capital Group Ltd., Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda, Attention: Secretary (telephone (441) 278-9250). Arch Capital will provide these documents, without charge, by first class mail.

        None of Arch Capital or Arch US have authorized anyone to give any information or make any representation about Arch Capital or Arch US that is different from, or in addition to, that contained in this prospectus or in any of the materials that Arch Capital or Arch US have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. have filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. may sell the securities described in this prospectus, and selling shareholder may sell Arch Capital common shares, in one or more offerings. This prospectus provides you with a general description of the securities that Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or selling shareholder, may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Arch Capital Group Ltd. or Arch Capital Group (U.S.) Inc. and the offered securities, please refer to the registration statement. Each time Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. or one or more selling shareholders sell securities, we will file a prospectus supplement with the SEC that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        In this prospectus, unless the context requires otherwise: (a) "ACGL" and "Arch Capital" refer to Arch Capital Group Ltd., (b) "we," "us," "our" and "the Company" refer to ACGL and its subsidiaries (and do not include selling shareholders), (c) "Arch Re Bermuda" refers only to our wholly owned Bermuda reinsurance subsidiary, Arch Reinsurance Ltd., (d) "Arch Re U.S." refers only to our wholly owned U.S. reinsurance subsidiary, Arch Reinsurance Company, (e) (i) "Arch Specialty" refers to Arch Specialty Insurance Company, (ii) "Arch E&S" refers to Arch Excess & Surplus Insurance Company and (iii) "Western Diversified" refers to Western Diversified Casualty Insurance Company, which along with Arch Insurance Company ("Arch Insurance") are our wholly owned U.S. insurance subsidiaries, and (f) "Arch-Europe" refers to our wholly-owned U.K. insurance subsidiary, Arch Insurance Company (Europe) Limited. The terms "Warburg Pincus funds" and "Hellman & Friedman funds" refer to investment funds affiliated with Warburg Pincus LLC and investment funds led by Hellman & Friedman LLC, respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This prospectus supplement, including the documents incorporated herein by reference, or any other written or oral statements made by or on behalf of us may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this prospectus supplement are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or their negative or variations or similar terminology.

        Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this prospectus supplement, including, without limitation, the section entitled "Risk Factors," and in our periodic reports filed with the Securities and Exchange Commission and include:

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  our ability to successfully implement our business strategy during "soft" as well as "hard" markets;

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  acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and our insureds and reinsureds;

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  our ability to maintain or improve our ratings, which may be affected by our ability to raise additional equity or debt financings, by ratings agencies' existing or new policies and practices, as well as other factors described herein;

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  general economic and market conditions (including inflation, interest rates and foreign currency exchange rates) and conditions specific to the reinsurance and insurance markets in which we operate;

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  competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

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  our ability to successfully integrate, establish and maintain operating procedures (including the implementation of improved computerized systems and programs to replace and support manual systems) to effectively support our underwriting initiatives and to develop accurate actuarial data, especially in the light of the rapid growth of our business;

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  the loss of key personnel;

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  the integration of businesses we have acquired or may acquire into our existing operations;

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  accuracy of those estimates and judgments utilized in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies and litigation, and any determination to use the deposit method of accounting, which, for a relatively new insurance and reinsurance company, like our company, are even more difficult to make than those made in a mature company since limited historical information has been reported to us through March 31, 2006;

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  greater than expected loss ratios on business written by us and adverse development on claim and/or claim expense liabilities related to business written by our insurance and reinsurance subsidiaries;

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  severity and/or frequency of losses;

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  claims for natural or man-made catastrophic events in our insurance or reinsurance business could cause large losses and substantial volatility in our results of operations;

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  acts of terrorism, political unrest and other hostilities or other unforecasted and unpredictable events;

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  losses relating to aviation business and business produced by a certain managing underwriting agency for which we may be liable to the purchaser of our prior reinsurance business or to others in connection with the May 5, 2000 asset sale described in our periodic reports filed with the SEC;

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  availability to us of reinsurance to manage our gross and net exposures and the cost of such reinsurance;

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  the failure of reinsurers, managing general agents, third party administrators or others to meet their obligations to us;

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  the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

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  material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements;

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  changes in accounting principles or policies or in our application of accounting principles or policies; and

  •
  statutory or regulatory developments, including as to tax policy and matters and insurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and /or Bermuda-based insurers or reinsurers and/or changes in regulations or tax laws applicable to us, our subsidiaries, brokers or customers.

        In addition, other general factors could affect our results, including developments in the world's financial and capital markets and our access to such markets.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

        Certain legal matters with respect to the securities will be passed upon for us and Arch US by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Conyers, Dill & Pearman, Hamilton, Bermuda.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws. However, investors may serve Arch Capital with process in the United States with respect to actions against us arising out of or in connection with violations of United States federal securities law relating to offers and sales of securities covered by this prospectus by serving National Registered Agents, Inc., 440 9th Avenue, 5th floor, New York, New York 10001, its United States agent irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda; provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee	$		*
Printing and engraving expenses		75,000
Legal fees and expenses		600,000
Accounting fees and expenses		100,000
Rating agency fees and expenses		350,000
Trustees and transfer agents fees		75,000
Miscellaneous		100,000

Total		$1,300,000	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended

**
All expenses are estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

Arch Capital Group Ltd.

        Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

        The Arch Capital Group Ltd. bye-laws provide for it to indemnify its officers, directors and employees to the fullest extent permitted by law.

        The Arch Capital Group Ltd. bye-laws also provide that expenses (including attorneys' fees) incurred by one of its officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by it in advance of the final disposition of such action, suit or proceeding provided that it has requested and received an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by us pursuant to Bermuda law.

        The Arch Capital Group Ltd. bye-laws also provide that its officers and directors will not be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda law. Arch Capital Group Ltd. maintains directors' and officers' liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

Arch Capital Group (U.S.) Inc.

        The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (the "Charter") provide for indemnification of the directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Charter provides that Arch Capital (U.S.) Inc. will indemnify its officers, directors and employees, and such agents as its Board of Directors may designate, and advance expenses in connection therewith to the fullest extent permitted by the General Corporation Law of Delaware.

        Arch Capital Group (U.S.) Inc. maintains directors' and officers' liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

Item 16. Exhibits.

        See Exhibit Index immediately preceding the Exhibits.

Item 17. Undertakings.

        (a)   Each undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

            (i)    Each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of such Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

        (b)   Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Country of Bermuda on June 28, 2006.

ARCH CAPITAL GROUP LTD.
By:	/s/ CONSTANTINE IORDANOU
Name:	Constantine Iordanou
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CONSTANTINE IORDANOU Constantine Iordanou	President and Chief Executive Officer (Principal Executive Officer) and Director	June 28, 2006
/s/ JOHN D. VOLLARO John D. Vollaro	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006
* Wolfe "Bill" H. Bragin	Director	June 28, 2006
* John L. Bunce, Jr.	Director	June 28, 2006
* Sean D. Carney	Director	June 28, 2006
* Paul B. Ingrey	Chairman and Director	June 28, 2006
* Kewsong Lee	Director	June 28, 2006
* James J. Meenaghan	Director	June 28, 2006
* John M. Pasquesi	Director	June 28, 2006
* David R. Tunnell	Director	June 28, 2006
* Robert F. Works	Director	June 28, 2006
*By:	/s/ JOHN D. VOLLARO John D. Vollaro Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Arch Capital Group (U.S.) Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2006.

ARCH CAPITAL GROUP (U.S.) INC.
By:	/s/ RALPH E. JONES III
Name:	Ralph E. Jones III
Title:	President and Chief Executive Officer
Signature	Title	Date

/s/ RALPH E. JONES III Ralph E. Jones III	President and Chief Executive Officer (Principal Executive Officer) and Director of Arch Capital Group (U.S.) Inc.	June 28, 2006
* Fred Eichler	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Arch Capital Group (U.S.) Inc.	June 28, 2006
/s/ CONSTANTINE IORDANOU Constantine Iordanou	Chairman and Director of Arch Capital Group (U.S.) Inc.	June 28, 2006
* Marc Grandisson	Director of Arch Capital Group (U.S.) Inc.	June 28, 2006
*By:	/s/ JOHN D. VOLLARO John D. Vollaro Attorney-in-fact

EXHIBITS

Exhibit Number		Description
1.1*		Form of Underwriting Agreement (Arch Capital Group Ltd. Equity).
1.2*		Form of Underwriting Agreement (Arch Capital Group Ltd. Debt).
1.3*		Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Contracts).
1.4*		Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Units).
1.5*		Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Senior Debt Securities)
3.1		Memorandum of Association of Arch Capital Group Ltd. (Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000.)
3.2		Bye-laws of Arch Capital Group Ltd. (Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000.)
3.3		Amended and Restated Bye-law 45 and Bye-law 75. (Incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on January 4, 2002.)
3.4		Certificate of Designations of 8.00% Non-Cumulative Preferred Shares, Series A. (Incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd., as filed with the SEC on February 2, 2006.)
3.4	(a)	Certificate of Designations of 7.875% Non-Cumulative Preferred Shares, Series B. (Incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd., as filed with the SEC on May 24, 2006.)
3.5		Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-110190), as filed with the SEC on November 3, 2003.)
3.6		By-laws of Arch Capital Group (U.S.) Inc. (Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-3 (File No. 333-110190), as filed with the SEC on November 3, 2003.)
4.1		Specimen Common Share Certificate. (Incorporated by reference to the annual report on Form 10-K/A of Arch Capital Group Ltd. for the year ended December 31, 2000 (File No. 001-16209), as filed with the SEC on August 10, 2001.)
4.2		Specimen 8.00% Non-Cumulative Preferred Shares, Series A, share certificate (Incorporated by reference to Arch Capital Group Ltd.'s current report on Form 8-K, as filed with the SEC on February 2, 2006.)
4.2	(a)	Specimen 7.875% Non-Cumulative Preferred Shares, Series B, share certificate (Incorporated by reference to Arch Capital Group Ltd.'s current report on Form 8-K, as filed with the SEC on May 24, 2006.)
4.3**		Form of Arch Capital Group Ltd. Senior Debt Securities Indenture.
4.4**		Form of Arch Capital Group Ltd. Senior Debt Security (included as part of Exhibit 4.3).
4.5**		Form of Arch Capital Group Ltd. Subordinated Debt Securities Indenture.
4.6**		Form of Arch Capital Group Ltd. Subordinated Debt Security (included as part of Exhibit 4.5).
4.7*		Form of Arch Capital Group Ltd. Standard Share Warrant Agreement.
4.8*		Form of Arch Capital Group Ltd. Standard Share Warrant Certificate (included as part of Exhibit 4.7).
4.9*		Form of Arch Capital Group Ltd. Standard Debt Warrant Agreement.
4.10*		Form of Arch Capital Group Ltd. Standard Debt Warrant Certificate (included as part of Exhibit 4.9).
4.11**		Form of Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture.

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4.12**	Form of Arch Capital Group (U.S.) Inc. Senior Debt Security (included as part of Exhibit 4.11).
4.13*	Form of Deposit Agreement.
4.14*	Form of Standard Share Purchase Contract Agreement.
4.15	Shareholders Agreement, dated as of November 20, 2001, among Arch Capital Group Ltd. and the shareholders party thereto, conformed to reflect amendments dated as of January 3, 2002, March 15, 2002 and September 16, 2002. (Incorporated by reference to the annual report on Form 10-K of Arch Capital Group Ltd. for the year ended December 31, 2002 (File No. 001-16209), as filed with the SEC on March 31, 2003.)
4.16	Subscription Agreement, dated as of October 24, 2001, between Arch Capital Group Ltd. and the purchasers party thereto, conformed to reflect amendments dated as of November 20, 2001, January 3, 2002, March 15, 2002 and January 20, 2003. (Incorporated by reference to the annual report on Form 10-K of Arch Capital Group Ltd. for the year ended December 31, 2002 (File No. 001-16209), as filed with the SEC on March 31, 2003.)
5.1**	Opinion of Conyers Dill & Pearman.
5.2**	Opinion of Cahill Gordon & Reindel LLP.
12.1**	Statement regarding computation of ratio of earnings to fixed charges.
23.1**	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).
23.2**	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2).
23.3**	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of Arch Capital Group Ltd.
24.1**	Power of Attorney for Arch Capital Group Ltd.
24.2**	Power of Attorney for Arch Capital (U.S.) Group Inc.
25.1*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Senior Debt Securities Indenture, Arch Capital Group Ltd. Subordinated Debt Securities Indenture).
25.2*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture).
25.3*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt of Arch Capital Group (U.S.) Inc.).

*
To be filed as an amendment to this registration statement or as an exhibit to an Exchange Act Report of the Registrant(s) and incorporated herein by reference.

**
Filed herewith.

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PROSPECTUS
TABLE OF CONTENTS
ARCH CAPITAL GROUP LTD.
ARCH CAPITAL GROUP (U.S.) INC.
RISK FACTORS
Risks Relating to Our Industry
Risks Relating to Our Company
Risk Factors Relating to our Preferred Shares
Risks Relating to Taxation
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS
USE OF PROCEEDS
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL
DESCRIPTION OF ARCH CAPITAL COMMON SHARES
DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES
DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES
DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES
DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES
DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF ARCH CAPITAL SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. SENIOR DEBT SECURITIES
SELLING SHAREHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
ABOUT THIS PROSPECTUS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
LEGAL MATTERS
EXPERTS
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBITS